Exhibit (a)

AMENDED AND RESTATED DEPOSIT AGREEMENT

by and among

INFINEON TECHNOLOGIES AG,

as Issuer

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Depositary,

AND

THE HOLDERS AND BENEFICIAL OWNERS FROM TIME TO TIME

OF AMERICAN DEPOSITARY RECEIPTS ISSUED HEREUNDER

Dated as of March 31, 2005

(i)

(ii)

(iii)

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of March 31, 2005, by and among (i) INFINEON TECHNOLOGIES AG, a company incorporated under the laws of the Federal Republic of Germany, and its successors (the “Company”), (ii) DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation organized and existing under the laws of the State of New York and indirect, wholly owned subsidiary of Deutsche Bank AG, and any successor as depositary hereunder (the “Depositary”), and (iii) all Holders and Beneficial Owners (each as hereinafter defined) of the American Depositary Receipts (as hereinafter defined) issued from time to time hereunder.

W I T N E S S E T H :

WHEREAS, the Company and JPMorgan Chase Bank (f.k.a. Morgan Guaranty Trust Company of New York) (“JPMC”) entered into a Deposit Agreement dated as of March 11, 2000, as amended as of November 8, 2004 (the “Original Deposit Agreement”), to provide for the deposit of Shares (as hereinafter defined) with JPMC for the purposes set forth in such Original Deposit Agreement, for the creation of American depositary shares representing the Shares so deposited and for the execution and delivery of American depositary receipts (“Original Receipts”) evidencing the American depositary shares;

WHEREAS, pursuant to the terms of Section 10 of the Original Deposit Agreement the Company has removed JPMC as depositary and has appointed the Depositary as successor depositary thereunder and the Depositary has accepted such appointment upon the terms set forth in this Amended and Restated Deposit Agreement (hereinafter referred to as this “Deposit Agreement”);

WHEREAS, the Company and the Depositary, in its capacity as successor depositary under the Original Deposit Agreement, now wish to amend and restate the Original Deposit Agreement and the Original Receipts, in accordance with paragraph 16 of the form of American Depositary Receipt set forth in Exhibit A to the Original Deposit Agreement;

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares from time to time with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A (face) and Exhibit B (reverse) annexed hereto with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:

SECTION 1.1 “Affiliate” shall have the meaning assigned to such term under Regulation C under the Securities Act, as hereinafter defined.

SECTION 1.2 “American Depositary Share(s)”; “ADS(s)” American Depositary Share(s) shall mean the rights, evidenced by the American Depositary Receipts executed and delivered hereunder, including the interests in the Deposited Securities granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement. Each American Depositary Share shall represent the right to receive one Share, until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 or a change in Deposited Securities referred to in Section 4.10 with respect to which additional American Depositary Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the right to receive the Deposited Securities specified in such Sections.

SECTION 1.3 “ADS Record Date” shall have the meaning given to such term in Section 4.8.

SECTION 1.4 “Beneficial Owner” shall mean as to any ADS, any person or entity having a beneficial interest in such ADS. A Beneficial Owner need not be the Holder of the ADR evidencing such ADSs. A Beneficial Owner may exercise any rights or receive any benefits hereunder solely through the Holder of the ADR(s) evidencing the ADSs in which such Beneficial Owner has an interest.

SECTION 1.5 “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not (a) a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law or executive order to close and (b) a day on which the market(s) in which Receipts are traded are closed.

SECTION 1.6 “Clearstream” shall mean Clearstream Banking AG and any successor entity.

SECTION 1.7 “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.8 “Company” shall mean Infineon Technologies AG, a company incorporated and existing under the laws of the Federal Republic of Germany, and its successors.

SECTION 1.9 “Company’s Articles of Association” shall mean the Articles of Association of the Company, as they may be amended from time to time.

SECTION 1.10 “Custodian” shall mean, as of the date hereof, Deutsche Bank AG, Frankfurt, having its principal office at Frankfurter Strasse, 63-69 Eschborn 65760, as the custodian for the purposes of this Deposit Agreement, and any other firm or corporation which may hereinafter be appointed by the Depositary pursuant to the terms of Section 5.5 as a successor or an additional custodian or custodians hereunder, as the context shall require. The term “Custodian” shall mean all custodians, collectively.

SECTION 1.11 “deliver” and “delivery” shall mean, when used in respect of American Depositary Shares, Receipts, Deposited Securities and Shares, the physical delivery of the certificate representing such security, or the electronic delivery of such security by means of book-entry transfer, as appropriate, including, without limitation, through DRS/Profile. With respect to DRS/Profile ADRs, the terms “execute”, “issue”, “register”, “surrender”, “transfer” or “cancel” refer to applicable entries or movements to or within DRS/Profile.

SECTION 1.12 “Deposit Agreement” shall mean this Deposit Agreement, including Exhibit A and Exhibit B hereto, as the same may from time to time be amended or otherwise modified in accordance with the provisions hereof.

SECTION 1.13 “Depositary” shall mean Deutsche Bank Trust Company Americas, a New York banking corporation organized and existing under the laws of the State of New York and indirect, wholly owned subsidiary of Deutsche Bank AG, and any successor depositary pursuant to Section 5.4 hereof.

SECTION 1.14 “Deposited Securities” as of any time shall mean all Shares at such time deposited or deemed to be deposited under this Deposit Agreement represented by ADSs evidenced by ADRs and any and all other securities, property and cash received or deemed to be received by the Depositary or the Custodian in respect or in lieu of such deposited Shares and at such time held hereunder, subject, in the case of cash, to the provisions of Section 4.7. The collateral delivered in connection with Pre-Release Transactions described in Section 2.9 hereof shall not constitute Deposited Securities.

SECTION 1.15 “Dollars” and “$” shall mean the lawful currency of the United States.

SECTION 1.16 “DRS/Profile” shall mean the system for the uncertificated registration of ownership of securities pursuant to which ownership of ADSs is maintained on the books of the Depositary without the issuance of a physical certificate and transfer instructions may be given to allow for the automated transfer of ownership between the books of DTC and the Depositary. Ownership of ADSs held in DRS/Profile is evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.

SECTION 1.17 “DTC” shall mean The Depository Trust Company, the central book-entry clearinghouse and settlement system for securities traded in the United States, and any successor thereto.

SECTION 1.18 “DTC Participant” shall mean any financial institution (or any nominee of such institution) having one or more participant account with DTC for receiving, holding and delivering the securities and cash held in DTC.

SECTION 1.19 “€ “ or “Euro” shall refer to the lawful currency of the European Union.

SECTION 1.20 “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.21 “Foreign Currency” shall mean any currency other than Dollars.

SECTION 1.22 “Foreign Registrar” shall mean Clearstream or any other entity, if any, that carries out the function of registrar for the Shares or any successor as registrar for the Shares.

SECTION 1.23 “Germany” shall mean the Federal Republic of Germany.

SECTION 1.24 “Holder” shall mean the person or persons in whose name a Receipt is registered on the register of the Depositary (or the Registrar, if any) maintained for such purpose. If a Holder is not the Beneficial Owner of the ADSs evidenced by the Receipt registered in its name, such person shall be deemed to have all requisite authority to act on behalf of the Beneficial Owners of such ADSs.

SECTION 1.25 “Indemnified Person” and “Indemnifying Person” shall have the meanings set forth in Section 5.8. hereof.

SECTION 1.26 “Pre-Release Transaction shall have the meaning set forth in Section 2.9 hereof.

SECTION 1.27 “Principal Office” when used with respect to the Depositary, shall mean the principal office of the Depositary in New York at which at any particular time its depositary receipts business shall be administered, which, at the date of this Deposit Agreement, is located at 60 Wall Street, New York, New York 10005, U.S.A.

SECTION 1.28 “Receipt(s)”; “American Depositary Receipt(s)”; “ADR(s)” shall mean the certificate(s) or DRS/Profile statements issued by the Depositary evidencing the American Depositary Shares issued under the terms of this Deposit Agreement, as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. References to Receipts shall include physical certificated Receipts as well as ADSs issued through DRS/Profile, unless the context otherwise requires.

SECTION 1.29 “Registrar” shall mean the Depositary or any bank or trust company which, upon prior notification to the Company, shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary upon prior notification to the Company.

SECTION 1.30 ”Regulation D” shall mean Regulation D under the Securities Act, as from time to time amended.

SECTION 1.31 “Regulation S” shall mean Regulation S under the Securities Act, as from time to time amended.

SECTION 1.32 “Restricted Securities” shall mean Shares or ADSs representing such Shares which (i) are acquired directly or indirectly from the Company or its Affiliates in a transaction or chain of transactions not involving any public offering under the Securities Act or which are subject to resale limitations under Regulation D, Rule 144 or Rule 144A under that Act, or (ii) are held directly or indirectly by a member of the Supervisory Board or Management Board of the Company or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States or Germany, or under a shareholder agreement or the Company’s Articles of Association or under the regulations of an applicable securities exchange unless, in each case, such Shares are being sold to persons other than an Affiliate of the Company in a transaction (x) covered by an effective resale registration statement or (y) exempt from the registration requirements of the Securities Act (as hereinafter defined), and the Shares are not, when held by such person, Restricted Securities.

SECTION 1.33 “Rule 144A” shall mean Rule 144A under the Securities Act, as from time to time amended.

SECTION 1.34 “Securities Act” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.35 “Shares” shall mean ordinary shares in registered form of the Company, as amended or redenominated, heretofore validly issued and outstanding and fully paid or hereafter validly issued and outstanding and fully paid, having the same rights, including with respect to distributions, as all other outstanding ordinary shares of the Company, and may, if the Depositary so agrees, in accordance with the provisions of this Deposit Agreement, include evidence of rights to receive Shares; provided, however, that if there shall occur any change in nominal value (including, without limitation, the restatement of nominal value in any other currency), a split-up or consolidation or other reclassification in respect of the Shares, the term “Shares” shall thereafter mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification.

SECTION 1.36 “United States” or “U.S.” shall mean the United States of America.

ARTICLE II

FORM AND TRANSFERABILITY OF RECEIPTS

DEPOSIT OF SHARES; EXECUTION

AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.1 Form and Transferability of Receipts.

(a) Definitive Receipts shall be substantially in the form set forth in Exhibit A (face) and Exhibit B (reverse) annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts may be issued in denominations of any number of American Depositary Shares. No definitive Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary. The Depositary shall maintain books on which each Receipt so executed and delivered, in the case of definitive Receipts, and each Receipt issued through the DRS/Profile, in either case as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts in certificated form bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

In addition to the foregoing, the Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably required by the Depositary in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, to the extent available by the Depositary, American Depositary Shares shall be evidenced by Receipts issued through DRS/Profile unless the Holder specifically requests certificated Receipts. Holders and Beneficial Owners shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are certificated or issued through DRS/Profile.

(b) Subject to the limitations contained herein and in the form of Receipt, title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed (in the case of certificated Receipts) or upon delivery to the Depositary of proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt, unless such holder is the Holder thereof.

(c) The Receipts shall bear a CUSIP number that is different from the CUSIP number that is or may be assigned to any depositary receipts relating to ADSs or any other arrangement between the Depositary (or any other depositary) and the Company, which are not Receipts issued hereunder or are Restricted Securities.

SECTION 2.2 Deposit of Shares. Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by any person, including the Depositary in its individual capacity, by (i) delivery to the Custodian of certificates therefor accompanied by appropriate instrument or instruments of transfer, (ii) electronic transfer of Shares through the Foreign Registrar for credit to or for the account of the Custodian maintained for such purpose or (iii) delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such Shares to be delivered to such account, in each case along with (x) appropriate written instructions as to issuance, (y) payment of applicable fees, charges and taxes and (z) such other documentation or certification as the Depositary or the Company may require including, in the case of the Depositary, evidence satisfactory to the Depositary (which may include an opinion of counsel reasonably satisfactory to the Depositary provided at the cost of the person seeking to deposit Shares) that all conditions to such deposit have been met and all necessary approvals have been granted by, and there has been compliance with the rules and regulations of, any applicable governmental agency in the United States or Germany.

The Depositary and the Custodian shall each not knowingly accept for deposit Shares or other securities that it reasonably believes to be Restricted Securities. Persons depositing Shares will be deemed to represent thereby that the deposit of such Shares and the issuance of the ADRs upon such deposit are not Restricted Securities. In addition, the Depositary and the Custodian shall each use commercially reasonable efforts not to accept Shares for deposit if notified that the Company has restricted transfer of such Shares to comply with delivery or transfer requirements and/or ownership restrictions referred to in this Deposit Agreement or under applicable law.

As a condition of accepting Shares for deposit, the Depositary may require that the person making such deposit furnish, whether or not any register of shareholders of the Company (or that maintained by the Foreign Registrar) is closed, (a) an agreement or assignment, or other instrument satisfactory to the Depositary, that provides for the prompt transfer to the Custodian or its nominee of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary, and (b) if the Shares are registered in the name of the person presenting them, or on whose behalf they are presented, for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes (but without prejudice to the rights of the Holder under Sections 3.5, 3.6 and 4.9 of this Deposit Agreement) until the Shares are registered in the name of the Custodian or its nominee.

Upon each delivery to the Custodian of Shares (or other Deposited Securities pursuant to Sections 4.4, 4.5 or 4.10) to be deposited hereunder, together with any other documents and payments required under this Deposit Agreement, the Custodian may require, as soon as is practicable, confirmation of the recordation of transfer of such Shares (or other Deposited Securities) in the name of the Depositary or its nominees or in the name of the Custodian or its nominees at the cost and expense of the person making the deposit (or for whose benefit such deposit is made).

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary, the Custodian or any of their nominees, in each case for the account of the Holders and Beneficial Owners at such place or places as the Depositary shall determine.

In the event any Shares are deposited which entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit, the Depositary is authorized to take any and all actions as may be necessary (including, without limitation, making the necessary notations on Receipts) to give effect to the issuance of such ADSs and to ensure that such ADSs are not fungible with other ADSs issued hereunder until such time as the entitlement of the Shares represented by such non-fungible ADSs equals that of the Shares represented by ADSs prior to the original such deposit. The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued contain rights different from those of any other Shares theretofore issued and shall assist the Depositary with the establishment of procedures enabling the identification of such non-fungible Shares upon delivery to the Custodian.

SECTION 2.3 Execution and Delivery of Receipts. After the deposit of any Shares pursuant to Section 2.2, together with delivery of the other documents specified above, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are to be delivered in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by air courier, cable, telex, or facsimile transmission. After receiving such notice from the Custodian, the Depositary or its agent, subject to this Deposit Agreement, shall issue the ADSs representing the Shares so deposited to or upon the order of the person or persons named in the notice delivered to the Depositary and shall execute and deliver a Receipt or Receipts registered in the name or names requested by such person or persons evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled but (a) only upon payment to the Depositary or Custodian of all fees, expenses, taxes and governmental charges payable in connection with such deposit and the transfer of the deposited Shares and (b) subject to applicable laws and the other terms of this Deposit Agreement and the provisions of the Company’s Articles of Association and those of the Deposited Securities. Nothing herein shall prohibit any Pre-Release Transaction upon the terms set forth in this Deposit Agreement.

The Depositary shall have at all times a sufficient supply of Receipts to meet the demands of transfer of ADSs or Shares deposited with the Depositary, the Custodian or any of their nominees.

SECTION 2.4 Transfer of Receipts; Combination and Split-up of Receipts. Subject to the terms and conditions of this Deposit Agreement and any Receipt, the Depositary, shall promptly register, or cause the Registrar to register, transfers of any such Receipt on its transfer books, upon any surrender of such Receipt by the Holder thereof in person or by duly authorized attorney. In the case of a certificated Receipt, such Receipt shall be properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and the full and accurate completion of any endorsements appearing on such Receipt relating to compliance with the applicable restrictions on transfer thereof) and duly stamped as may be required by any applicable law of the State of New York or of the United States or of Germany. In the case of DRS/Profile Receipts, the Depositary shall have received from the Holder of such DRS/Profile Receipt proper instruments of transfer (including signature guarantees in accordance with standard industry practice). Upon payment to the Depositary of the designated fees and charges, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto, subject to receipt of any certifications by such person as the Depositary and the Company may require in order to comply with applicable laws. The Depositary may close the register at any time or from time to time, when in good faith deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company. In connection with any split-up or combination of Receipts pursuant to the next paragraph of this Section 2.4, the Depositary, or its Registrar, as the case may be, shall not be obligated to obtain any certification or endorsement otherwise required by the terms of this Deposit Agreement save for such certifications or documents required by standard industry practice.

The Depositary, subject to the terms and conditions of this Deposit Agreement and any Receipt, shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts and upon payment to the Depositary of the designated fees and charges set forth under Section 5.9 hereof and Article 9 (Charges of Depositary) of the form of Receipt attached hereto as Exhibit A (face), execute and deliver a new Receipt or Receipts in the name of the same Holder for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts surrendered.

The Depositary, upon prior notification to the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to such Receipts and will be entitled to protection and indemnity, in each case to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary, at its expense and upon prior notification to the Company. Each co-transfer agent appointed under this Section 2.4 (other than the Depositary) shall give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated Receipt with a Receipt issued through DRS/Profile, or vice versa, execute and deliver a certificated Receipt or DRS/Profile statement, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or DRS/Profile statement, as the case may be, substituted.

SECTION 2.5 Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender, at the Principal Office of the Depositary, of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby by delivery of a Receipt evidencing such ADSs (if held in certificated form) or by book-entry delivery of such ADSs to the Depositary, and upon payment of (i) the fees and charges of the Depositary for the making of withdrawals of Deposited Securities and cancellation of Receipts (as set forth in Section 5.9 hereof and Article 9 (Charges of Depositary) of the form of Receipt attached hereto as Exhibit A (face)) and (ii) all applicable taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of this Deposit Agreement, the Company’s Articles of Association, Section 7.10 hereof and any other provisions of or governing the Deposited Securities and other applicable laws, the Holder of the Receipt evidencing such American Depositary Shares shall be entitled to delivery through the Foreign Registrar or institutions having accounts with the Foreign Registrar, to an account designated by such Holder, as permitted by applicable law, to him or his order or to physical delivery, if available, of the amount of Deposited Securities at the time represented by the ADS or ADSs evidenced by such Receipt so surrendered. Such delivery of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered or written instructions received for such purpose may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank. The person requesting withdrawal of Deposited Securities shall deliver to the Depositary written instructions directing the Depositary to cause the Deposited Securities being withdrawn to be either electronically delivered or physically delivered, if available, to or upon the written order of a person or persons designated in such instructions.

Upon the receipt of such instructions and compliance with the terms of this Section 2.5, the Depositary shall direct the Custodian to deliver (without unreasonable delay) at the designated office of such Custodian or make an electronic transfer, as described above, in each case, subject to Sections 2.6, 3.1, 3.2 and 5.9 and to the other terms and conditions of this Deposit Agreement, the clearing procedures of the Foreign Registrar, to the Company’s Articles of Association, and to the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary, upon receipt by the Depositary, of any cash dividends or distributions with respect to the Deposited Securities or of any proceeds of sale of any dividends, distributions or rights with respect to the Deposited

Securities, which may at the time of surrender be held by the Depositary in respect of such ADSs being so surrendered.

If permitted by German law, at the request, risk and expense of any Holder so surrendering a Receipt or submitting such written instructions for delivery, and for the account of such Holder, provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section 3.2, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) or securities, and forward a certificate or certificates and other proper documents of title, if any, for the Deposited Securities represented by the ADSs evidenced by such Receipt to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by air courier, cable, telex or facsimile transmission.

The Depositary may, in its discretion, refuse to accept for surrender a number of ADSs representing a number other than a whole number of Shares. If any ADSs surrendered and ADRs cancelled represent fractional entitlements in Deposited Securities, the Depositary shall (i) cause the appropriate whole number of Deposited Securities to be withdrawn and delivered in accordance with the preceding terms of this Section 2.5 and (ii) at its election deliver, or cause the Custodian to deliver, a Receipt therefor or distribute the cash proceeds thereof (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld), to the Holder for the fractional entitlements represented by the retired ADSs and cancelled ADRs.

SECTION 2.6 Limitations on Execution and Delivery, Transfer, etc. of Receipts; Suspension of Delivery, Transfer, etc.

As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution in respect thereof or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Receipt, the depositor of Shares or the presenter of written instructions in order to reflect such transfer, split-up, combination, surrender or withdrawal: (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge, including, without limitation, any tax imposed under the laws of Germany, and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited, transferred or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 hereof and Article 9 (Charges of Depositary) of the form of Receipt attached hereto as Exhibit A (face), (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or American Depositary Shares or to the withdrawal or delivery of Deposited Securities and (B) such reasonable regulations as the Depositary may establish consistent with the provisions of this Deposit Agreement, including Section 7.10 hereof, and applicable law.

The delivery of Receipts against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding Receipts, or the receipt of written instructions from any person having a beneficial interest in any Receipt for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the Foreign Registrar as appointed agent for the Company for the transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Depositary, in good faith, at any time or from time to time. Notwithstanding any other provision of this Deposit Agreement or the Receipts to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended except as permitted in General Instruction I.A(1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act.

Subject to Section 2.9 hereof, the Depositary may issue Receipts against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares or other Deposited Securities required to be registered pursuant to the provisions of the Securities Act, unless a registration statement under the Securities Act is in effect as to such Shares or other Deposited Securities, or any Shares or Deposited Securities the deposit of which would violate any provisions of the Company’s Articles of Association. Also without limitation of the foregoing, the Depositary will use its best efforts to comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States and other jurisdictions.

SECTION 2.7 Lost Receipts, etc In case any Receipt shall be mutilated, destroyed, lost or stolen, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, the Depositary shall, upon payment of the fees and charges and expenses under Section 5.9 hereof and Article 9 (Charges of Depositary) of the form of Receipt attached hereto as Exhibit A (face), execute and deliver a new Receipt (which, in the discretion of the Depositary may be issued through DRS/Profile unless specifically requested otherwise) at the expense of the Holder (a) in the case of a mutilated Receipt, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or (b) in lieu of and in substitution for such destroyed, lost or stolen Receipt, after the Holder thereof (i) has filed with the Depositary a written request for such exchange and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be reasonably required by the Depositary to hold it and any of its agents harmless in connection therewith, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, providing evidence satisfactory to the Depositary of the destruction, loss or theft of such Receipt, the authenticity thereof and the Holder’s ownership thereof.

SECTION 2.8 Cancellation and Destruction of Surrendered Receipts; Maintenance of Records. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled in accordance with its customary practices. Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose.

The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.5, substitute Receipts delivered under Section 2.7, and of cancelled or destroyed Receipts under this Section 2.8, in accordance with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary. Prior to destroying any such records, the Depositary will notify the Company and will turn such records over to the Company upon its request.

SECTION 2.9 Pre-Release. Subject to the further terms and provisions of this Section, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts, provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares (each such transaction a “Pre-Release Transaction”) as provided below and (ii) deliver Shares upon the receipt and cancellation of ADSs that were issued in a Pre-Release Transaction, but for which shares may not yet have been received. The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (1) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (2) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized (marked to market daily) with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to fifteen percent (15%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above) and shall limit each such Pre-Release Transaction to a period of twenty (20) business days, provided, however, that the Depositary shall have the right to disregard such limit in percentage and duration from time to time as it deems reasonably appropriate, provided, further, that the Depositary shall, in each case when it exceeds such limits or has actual knowledge it will exceed such limits, promptly notify the Company to that effect. If the Company shall at any time have notified the Depositary, either with respect to any one or more specified persons or in general, that the Depositary’s discretion to exceed the foregoing limits is suspended, the Depositary shall, as promptly as practicable and in accordance with applicable industry practice and procedures for the termination of Pre-Release Transactions, cause any Pre-Release Transactions which have resulted in the Depositary having exceeded such limits to be terminated and shall suspend its disregard of such limits in accordance with the Company’s notice, provided, however, that the Depositary may exceed any such limits regardless of any such notice having been received and the Depositary’s having suspended its disregard for such limits by reason of events beyond the Depositary’s control due to (i) a decrease in the aggregate number of ADSs outstanding that causes existing Pre-Release Transactions to exceed the limits stated above or (ii) temporary market liquidity issues resulting in an Applicant to a Pre-Release Transaction requiring a reasonable amount of time to acquire Shares to close out such Pre-Release Transaction.

Save for the above, any such suspension of the foregoing limits notified in writing to the Depositary shall remain in effect until expressly rescinded by the Company. The Depositary may, and upon the written request of the Company shall, also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case-by-case basis as the Depositary (or the Company, as the case may be) deems appropriate.

The Depositary confirms to the Company that (i) it shall not deliver Shares prior to receipt by it of the Receipts evidencing such Shares and (ii) it will not engage in any Pre-Release Transaction that would, to the knowledge of the Depositary, under applicable law existing on the date of such Pre-Release Transaction, cause any U.S. Federal income tax consequences to Holders of ADSs to differ from those that would have occurred had there been no Pre-Release Transaction.

The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

ARTICLE III

CERTAIN OBLIGATIONS AND RIGHTS OF HOLDERS

AND BENEFICIAL OWNERS OF RECEIPTS

SECTION 3.1 Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder or any Beneficial Owner may be required from time to time (a) to file with the Depositary or the Custodian such proof of citizenship, residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs, Receipts and Deposited Securities, compliance with all applicable laws and regulations, and all provisions of or governing the Deposited Securities, and the terms of this Deposit Agreement; (b) to provide information to the Depositary or Custodian relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares) of the Shares presented for deposit or other information; and (c) to execute such certificates and make such representations and warranties as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder. The Depositary and the Registrar, as applicable, may, and at the reasonable request of the Company shall, withhold the delivery or registration of transfer of all or any part of any Receipt or the distribution or sale of any dividend or other distribution or of the net proceeds of the sale thereof or the delivery of any Deposited Securities, or may refuse to adjust its records, until the foregoing is accomplished to the Depositary’s and the Company’s satisfaction, subject to Section 7.10 hereof. The Depositary shall, upon the Company’s written request, provide to the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives, unless such disclosure is prohibited by law. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

SECTION 3.2 Liability for Taxes and Other Charges. If any present or future tax, duty or other governmental charge, including, without limitation, any tax, duty or governmental charge imposed under the laws of Germany, shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by the ADS evidenced by such Receipt, such tax, duty or other governmental charge shall be payable by the Holder and Beneficial Owner of such Receipt to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer, split up or combination of all or part of such Receipt or to issue any new Receipt or to permit any deposit or any withdrawal of Deposited Securities represented by the ADSs evidenced by such Receipt, subject to Section 7.10, until such payment is made, and may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder and/or Beneficial Owner thereof any part or all of the Deposited Securities represented by the ADSs evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax (including applicable interest and penalties thereon) or other governmental charge, and the Holder and/or Beneficial Owner of such Receipt shall remain liable for any deficiency. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and each of their respective agents, officers, directors, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner. The obligations of Holders and Beneficial Owners of Receipts under this Section 3.2 shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of this Deposit Agreement.

SECTION 3.3 Representations and Warranties on Deposit of Shares. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor, if any, are duly and validly authorized, issued and outstanding, fully paid, and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance or cancellation of Receipts, transfers of such ADSs and adjustments in the Depositary’s records in respect thereof. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

Each person depositing Shares, taking delivery of or transferring Receipts or any beneficial interest therein, or surrendering Receipts or any beneficial interest therein and withdrawing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares or Receipts are not Restricted Securities and that any such deposit, transfer or surrender and withdrawal is not restricted under the Securities Act and is in accordance with the applicable restrictions and conditions on transferability set forth in this Deposit Agreement, in each case in accordance with any applicable securities laws of any State of the United States. Such representations and warranties shall survive any such deposit, transfer or surrender and withdrawal of the Shares or the Receipts or beneficial interest therein.

SECTION 3.4 Compliance with Information Requests. Notwithstanding any other provision of this Deposit Agreement, the Receipts, the Company’s Articles of Association and applicable law, each Holder and Beneficial Owner agrees to (a) provide such information as the Company or the Depositary may request pursuant to law (including, without limitation, relevant German law, any applicable law of the United States, the Articles of Association of the Company, any resolutions of the Company’s Management or Supervisory Board adopted pursuant to such Articles of Association, the requirements of any markets or exchanges upon which the Shares, ADSs or Receipts are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or Receipts may be transferred), (b) be bound by and subject to applicable provisions of the laws of Germany, the Articles of Association of the Company and the requirements of any markets or exchanges upon which the ADSs, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, Receipts or Shares may be transferred, to the same extent as if such Holder and Beneficial Owner held Shares directly, in each case irrespective of whether or not they are Holders or Beneficial Owners at the time such request is made, and (c) without limiting the generality of the foregoing, comply with all applicable provisions of German law, the rules and requirements of Xetra and any other stock exchange on which the Shares are, or will be registered, traded or listed and the Company’s Articles of Association regarding any such Holder or Beneficial Owner’s interest in Shares (including the aggregate of ADSs and Shares held by each such Holder or Beneficial Owner), in compliance with Sections 21 and 22 of the Securities Trading Act (Wertpapierhandelsgesetz) or, if applicable, Section 20 of the Stock Corporation Act (Aktiengesetz), or any substitute or supplemental provision of German law that may be brought into force from time to time. Each Holder and Beneficial Owner acknowledges that, at the date of the Deposit Agreement, (i) the statutory notification obligations of the Securities Trading Act apply to anyone whose holding, either directly or by way of imputation pursuant to the provisions of Section 22 of the Securities Trading Act, of voting rights in the Company reaches or exceeds 5%, 10%, 25%, 50% or 75% or, after having reached or exceeded any such threshold, falls below that threshold and (ii) the statutory notification obligations of the Stock Corporation Act apply to any enterprise that, either directly or by way of imputation pursuant to the provisions of Section 20(2) or Section 16(4) of the Stock Corporation Act (Aktiengesetz), owns more than 25% of the shares of, or 50% of the shares or voting rights in, the Company or, after having exceeded either of these thresholds, no longer owns such percentage. Each Holder and Beneficial Owner acknowledges that failure to provide on a timely basis any required notification of an interest in Shares may result in withholding of certain rights, including voting and dividend rights, in respect of the Shares in which such Holder or Beneficial Owner thereof has an interest. Each Holder and Beneficial Owner of ADSs further agrees to furnish the Company with any such notification made in accordance with this Section 3.4 and to comply with requests from the Company pursuant to the laws of Germany, the rules and requirements of Xetra and any other stock exchange on which the Shares are, or will be registered, traded or listed, and the Company’s Articles of Association, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward upon the request of the Company any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

SECTION 3.5 Actions by Holders and Beneficial Owners. To the extent that a Holder or a Beneficial Owner wishes to exercise rights equivalent to those of an ordinary shareholder of the Company that are not available to such Holder or Beneficial Owner pursuant to the terms of this Deposit Agreement, the Holder may provide a written request to the Company requesting that the Company determine whether such Holder or a Beneficial Owner may lawfully exercise such rights (an “Ordinary Shareholder Right”). Upon the Company:

(i)	receiving evidence furnished by such Holder satisfactory to the Company that such Holder is, at the time of such request and as of the record date set by the Company in the local market in respect of the exercise of any such Ordinary Shareholder Right, the Beneficial Owner of an ADS representing Shares or other Deposited Securities and, to the extent that such Holder is not the Beneficial Owner and is exercising an Ordinary Shareholder Right on behalf of a Beneficial Owner, additional evidence satisfactory to the Company that such Holder is acting with full and irrevocable power and authority of the Beneficial Owner of an ADS representing Shares or other Deposited Securities in respect of such Ordinary Shareholder Right; and

(ii)	determining that such Holder or, if such Holder is not the Beneficial Owner, that the Beneficial Owner is permitted, pursuant to any applicable law, regulation, requirements of any market or stock exchange upon which the ADSs, Receipts or Shares are listed or traded and the Company’s Articles of Association, to exercise such Ordinary Shareholder Right;

the Company shall provide written notification to such Holder or Beneficial Owner of the validity of the exercise of such Ordinary Shareholder Right and the ability of such Holder or Beneficial Owner to instruct the Depositary for the cancellation of ADRs evidencing ADSs representing the Shares or other Deposited Securities and the withdrawal of Shares or other

Deposited Securities represented by ADSs evidenced by such ADRs being cancelled to the order of such Holder or Beneficial Owner in accordance with the provisions of this Deposit Agreement and Article 2 (Withdrawal of Deposited Securities) of the form of Receipt attached hereto as Exhibit A (face).

In the event that, upon the receipt of written notification from the Company by a Holder or Beneficial Owner that the exercise of an Ordinary Shareholder Right by such Holder or Beneficial Owner is valid, in accordance with the provisions of the above paragraph, such Holder or Beneficial Owner is unable to provide the Depositary with instructions for the withdrawal of the Shares or other Deposited Securities represented by ADSs evidenced by such ADRs being cancelled, the Holder or Beneficial Owner shall either (i) request that the Company, in the Company’s discretion, provide such Holder or Beneficial Owner with details of a securities account established by the Company for the purpose of enabling such Holder or Beneficial Owner to hold Shares or other Deposited Securities upon the withdrawal of Shares or other Deposited Securities for the period in which the Ordinary Shareholder Right is being exercised, at such Holder’s or Beneficial Owner’s expense and subject to documentation evidencing any safekeeping or similar arrangement being implemented between the Company and any such Holder or Beneficial Owner (an “Omnibus Securities Account”), or (ii) arrange for the sale of such Shares or other Deposited Securities or the sale of the ADRs evidencing ADSs representing such Shares or other Deposited Securities registered in the name of such Holder or beneficially owned by such Beneficial Owner, provided, however, that any actions contemplated within this Section 3.5 shall at all times be subject to any applicable law, regulation, requirements of any market or stock exchange upon which the ADSs, Receipts or Shares are listed or traded and the Company’s Articles of Association.

In the event that a Holder or Beneficial Owner instructs the Depositary for the cancellation of ADRs evidencing ADSs representing Shares or other Deposited Securities being withdrawn in accordance with (i) above, referencing the Omnibus Securities Account, and upon the delivery of such Shares or other Deposited Securities into the Omnibus Securities Account, such Holder or Beneficial Owner shall (i) duly appoint a representative (the “Representative”) and (ii) provide such Representative with (a) a power of attorney in form and substance satisfactory to the Representative providing written authority to such Representative to act in accordance with the written instructions of such Holder or Beneficial Owner in the exercise of an Ordinary Shareholder Right, to the extent permitted by any applicable law, regulation, requirement of any market or stock exchange upon which the ADSs, Receipts or Shares are listed or traded or the Company’s Articles of Association, (b) a full indemnification against any and all loss, liability, cost, damage or expense which they each shall suffer or incur in the exercise of, or an attempt to exercise, such Ordinary Shareholder Right, (c) a written representation and undertaking that any legal proceeding or similar action brought on behalf of such former Holder or Beneficial Owner pursuant to the exercise of such rights shall state that the Representative is involved solely for the purpose of enabling such former Holder or Beneficial Owner to establish a right of action and for no other purpose and that the Representative has no other interest in such matter, (d) a written representation and undertaking for the payment of any and all fees, costs and expenses (including, without limitation, expenses of legal counsel) that the Representative shall incur in the exercise of, or an attempt to exercise, such Ordinary Shareholder Right; and (e) when requested by such Representative and where necessary, security in the form of a bond or otherwise in relation to such action reasonably satisfactory to the Representative.

Any exercise of such rights or powers shall be for the sole benefit of, and at the cost and expense of, such Holder or Beneficial Owner. References within this Section 3.5 to a Holder of ADSs evidenced by ADRs shall, to the extent that a Holder is not the Beneficial Owner of ADSs evidenced by ADRs, be deemed to refer to the Beneficial Owner of the ADSs evidenced by such ADRs. In such case, the Holder shall be required to disclose the identity of the Beneficial Owner to the Company and such Beneficial Owner shall be deemed to comply with the provisions of this Section 3.5 and to have furnished the Holder with irrevocable and full power and authority to exercise any right or be bound by any obligation on its behalf. In the event that the Company does not receive evidence and documentation satisfactory to it in accordance with this Section 3.5, or to the extent that the exercise of such Ordinary Shareholder Right is deemed to be contrary to applicable law, regulation, requirements of any market or stock exchange upon which the ADSs, Receipts or Shares are listed or traded and the Company’s Articles of Association, the Company shall provide such Holder with written notice in a timely manner that the exercise of such Ordinary Shareholder Right is not available but that such Holder is nevertheless entitled to withdraw the Shares or other Deposited Securities represented by ADSs evidenced by ADRs in accordance with Article 2 (Withdrawal of Deposited Securities) of the form of Receipt attached hereto as Exhibit A (face) and either arrange for the sale of such Shares or other Deposited Securities or attempt to exercise the rights of an ordinary shareholder to the extent lawful and practicable.

SECTION 3.6 Obligations and Other Rights of Holders and Beneficial Owners with Respect to Deposited Securities. The Company intends that the rights and obligations of the Holders and Beneficial Owners of ADSs representing Shares or other Deposited Securities be, in all respects, as nearly identical as legally and practically possible to those rights and obligations of the registered holders of Shares arising out of the Stock Corporation Act (Aktiengesetz). Notwithstanding any other provision of this Deposit Agreement, the Receipts, the Company’s Articles of Association and applicable law, each Holder and Beneficial Owner agrees to be bound by and subject to applicable provisions of the laws of Germany, the Company’s Articles of Association and the requirements of any markets or exchanges upon which the ADSs, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, Receipts or Shares may be transferred, including, but not limited to, with respect to the obligations of such Holder or Beneficial Owner, to the same extent as if such Holder or Beneficial Owner was a registered holder of Shares. The Company agrees to make such rights arising out of the Stock Corporation Act (Aktiengesetz) available and to take such actions from time to time as may be necessary to permit the Holders or Beneficial Owners to exercise such rights arising out of the Stock Corporation Act (Aktiengesetz) as though they were registered holders of Shares to the fullest extent possible under applicable German law, U.S. law and the law of any other applicable jurisdiction, regulation, requirements of any market or stock exchange upon which the ADSs, Receipts or Shares are listed or traded and the Company’s Articles of Association, subject at all times to the provisions of Section 3.5. The undertaking by the Company in this Section 3.6 is for the benefit of the Holders, the Beneficial Owners, the

Company and the registered holders of Shares. Nothing in this Section 3.6 is intended to limit the rights and obligations of the Holders or Beneficial Owners hereunder in their capacity as Holders or Beneficial Owners.

To the extent that a Holder or Beneficial Owner is notified by the Company that it is unable to exercise Ordinary Shareholder Rights, whether under Section 3.5 or otherwise, the Company will notify such Holder or Beneficial Owner in writing that, subject to satisfaction of the relevant provisions of this Deposit Agreement, any applicable law or regulation, and the rights of transfer or cancellation of any ADR, the withdrawal of Shares or other Deposited Securities represented by ADSs evidenced by such ADRs hereunder remains available to it as a Holder or Beneficial Owner, as the case may be.

In the event that (i) any Holder or Beneficial Owner takes any action as the holder or beneficial owner of an ADS evidenced by an ADR which action, if taken by a registered holder of Shares would be contrary to German law or the Company’s Articles of Association, and (ii) the Company so notifies the Holder or Beneficial Owner, and (iii) the Holder or Beneficial Owner has not ceased such activity, the Company shall request in writing that such Holder or Beneficial Owner, subject to satisfaction of the relevant provisions of this Deposit Agreement, any applicable law, regulation, requirements of any market or stock exchange upon which the ADSs, Receipts or Shares are listed or traded and the Company’s Articles of Association and the rights of transfer or cancellation of any ADR, effect a withdrawal of its Shares or other Deposited Securities represented by ADSs evidenced by such ADRs in accordance with Article 2 (Withdrawal of Deposited Securities) of the form of Receipt attached hereto as Exhibit A (face). If a Holder or Beneficial Owner does not or cannot effect a withdrawal in accordance with the preceding sentence and without prejudice to the foregoing, the Company shall have the right to take such actions against such Holder or Beneficial Owner as it shall deem necessary in order to equalize the rights and obligations of such Holder or Beneficial Owner with the rights and obligations that such Holder or Beneficial Owner would have under German law if it were a registered holder of Shares. The Depositary, if requested by the Company, shall provide assistance to the Company in connection with the Company’s equalization efforts under this Section 3.6, provided, however, that the Depositary, in its sole discretion, will determine whether it is capable of providing, and whether it is commercially practicable and legally able to provide, such assistance, and, provided, further, that, in connection with providing any such assistance, the Depositary shall not be required to participate in any legal proceeding or similar action regarding the Company’s equalization efforts under this Section 3.6 or engage in any activity which it deems, in its sole discretion, contrary or detrimental to its role as Depositary under this Deposit Agreement. The Company agrees to indemnify the Depositary for all Losses (as defined in Section 5.8) that it may incur as a result of its actions in accordance with this Section 3.6 and to promptly reimburse the Depositary for any costs it incurs in complying with the provisions of this Section 3.6.

ARTICLE IV

THE DEPOSITED SECURITIES

SECTION 4.1 Cash Distributions. Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Shares, rights, securities or other entitlements under the terms hereof, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary (pursuant to Section 4.7 hereof) be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.7) and will distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders of record as of the ADS Record Date in proportion to the number of American Depositary Shares held by such Holders respectively as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. Holders and Beneficial Owners understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate, which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates). Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. The Company shall forward evidence of payment thereof by the Company to the Depositary upon request. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, such reports necessary to obtain benefits under the applicable tax treaties for the Holders and Beneficial Owners of Receipts.

SECTION 4.2 Distribution in Shares. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall deposit or cause such Shares to be deposited with the Custodian or the Foreign Registrar and registered in the name of the Custodian or its nominee or the Depositary or its nominee, and the Depositary shall distribute to the Holders of outstanding Receipts entitled thereto, as of the ADS Record Date in proportion to the number of ADSs representing such Deposited Securities held by them respectively as of the ADS Record Date, additional Receipts for an aggregate number of ADSs representing the number of Shares received as such dividend or free distribution, after deduction or upon payment of (i) the fees and charges of, and expenses incurred by the Depositary and (ii) applicable taxes; provided, however, that if for any reason (including any requirement that the

Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method, if any, as the Depositary may deem necessary and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the registered Holders entitled thereto as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company (including an opinion of U.S. counsel to the Company reasonably satisfactory to the Depositary to be furnished at the Company’s expense) that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of the Securities Act. In lieu of issuing Receipts for fractional ADSs in any such case or to the extent distribution is withheld, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in the manner and subject to the conditions described in Section 4.1. If additional Receipts are not so distributed (except pursuant to the preceding sentence), or such change in the records of the Depositary is not made, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares distributed upon the Deposited Securities represented thereby (net of (i) applicable fees and charges of, and expenses incurred by, the Depositary).

SECTION 4.3 Elective Distributions in Cash or Shares. Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders of ADSs. Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution is available to Holders of ADRs, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash upon the terms described in Section 4.1 or (y) additional ADSs representing such additional Shares upon the terms described in Section 4.2. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.8) and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. Subject to Section 5.9 hereof, if a Holder elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.1, or (y) in ADSs, the dividend shall be distributed upon the terms described in Section 4.2. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in

Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

SECTION 4.4 Distribution of Rights to Purchase Shares. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary may, after consultation with the Company, and, if requested in writing by the Company at least 30 days prior to the proposed distribution, the Company having made the determination that making the rights available to Holders is lawful, shall, take action, subject to the terms of this Deposit Agreement, as follows:

(a) if at the time of the offering of any rights, (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary determines in its reasonable discretion, after obtaining opinions of U.S. and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, to the Company reasonably satisfactory to the Depositary to be furnished at the Company’s expense, that it is lawful and feasible to make such rights available to all Holders, or certain Holders but not to others, by means of warrants or otherwise and (iii) the Depositary has received satisfactory documentation pursuant to the terms of Section 5.7, the Depositary may, upon payment of (a) fees and charges of, and expenses incurred by, the Depositary and (b) any taxes and governmental charges, distribute warrants or other instruments therefor in such form as it may determine, to the registered Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining opinion(s) of United States and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, reasonably satisfactory to the Company in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(b) if at the time of the offering of any rights, the Depositary determines in its discretion, after obtaining opinion(s) of United States and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, reasonably satisfactory to the Company, that it is not lawful or not feasible to make such rights available to all Holders or certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary, in its discretion, may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the registered Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.1 hereof.

If (i) the Depositary does not receive such written request from the Company, (ii) the Company does not timely request the Depositary to make rights available to Holders or requests that rights should not be made available to Holders, (iii) the Depositary fails to receive satisfactory documentation pursuant to the terms of Section 5.7, the Depositary shall, after consultation with the Company, and after obtaining opinions of U.S. and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, to the Company reasonably satisfactory to the Depositary to be furnished at the Company’s expense, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in Dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.1 hereof, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than ADSs).

Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act or other applicable law covering such offering is in effect, or (ii) unless the Company furnishes the Depositary with an opinion of U.S. counsel to the Company and counsel to the Company in any other applicable country in which rights would be distributed, reasonably satisfactory to the Depositary to be furnished at the Company’s expense, or other evidence reasonably satisfactory to the Depositary, to the effect that the offering and sale of such securities to the Holders and Beneficial Owners of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

References in this Section 4.4 to “Holders” are to Holders as of the ADS Record Date.

SECTION 4.5 Distributions Other Than Cash, Shares or Rights to Purchase Shares. Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, and upon receipt of opinions of U.S. and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, to the Company reasonably satisfactory to the Depositary to be furnished at the Company’s expense, that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the registered Holders entitled thereto, as of the ADS Record Date, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of (i) fees, charges of and expenses incurred by, the Depositary and (ii) any taxes and governmental charges withheld; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, the Depositary may obtain opinions of U.S. and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, reasonably satisfactory to the Depositary to be furnished at the Company’s expense, as to an equitable and practicable method of effecting such distribution and may rely on such opinion(s), which method shall include but not be limited to the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of (i) fees, charges of and expenses incurred by, the Depositary and (ii) any taxes and governmental charges withheld) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

SECTION 4.6 Return of Unlawful Distribution. If the Company shall determine that any distribution previously made by the Company to the Depositary, whether initially to the Depositary in its capacity as a shareholder of the Company or with respect to any onward distribution to Holders or Beneficial Owners by the Depositary under the terms of this Deposit Agreement, was not lawfully made or is required under applicable law to be returned to the Company (an “Unlawful Distribution”), the Company shall so notify the Depositary in writing. If the Unlawful Distribution is still held by the Depositary or the Custodian, then the Depositary or the Custodian shall promptly return such Unlawful Distribution to the Company, net of any bank transfer or other charges incurred by the Depositary or the Custodian at the time of receipt of such written request (including any costs of currency conversion and without liability for any deficiency in the amount of the Unlawful Distribution being returned by reason of any such costs incurred or any costs of re-converting such amount held by the Depositary or the Custodian into Euros to effect the return of such Unlawful Distribution to the Company, as the case may be). If an Unlawful Distribution has already been forwarded to the Holders or Beneficial Owners pursuant to Section 4.1, 4.2, 4.3, 4.4 or 4.5 or otherwise, then the Depositary shall use reasonable commercial efforts to (i) identify and notify the affected Holders or Beneficial Owners and (ii) provide a list of such Holders and Beneficial Owners, to the extent available, to the Company. All Holders and Beneficial Owners agree to promptly return to the Depositary, who will return to the Company, the full amount of any Unlawful Distribution received by such Holder or Beneficial Owner (net of any bank transfer or other charges reasonably incurred in connection with the Unlawful Distribution and return of such funds including any costs of currency conversion) and, in the event of an Unlawful Distribution in cash required to be returned to the Depositary for return to the Company, in the currency in which such Unlawful Distribution was received and to cooperate with the Depositary and the Company with respect to the return of such Unlawful Distribution. If any Holder or Beneficial Owner shall refuse or fail to fulfill its obligation to return any Unlawful Distribution to the Depositary in accordance with this Section 4.6, then the Company shall have the right to take such actions as shall be necessary to recover such Unlawful Distribution from such Holder or Beneficial Owner. The Depositary, if requested by the Company, shall provide assistance to the Company in connection with the Company’s efforts to recover such Unlawful Distribution from such Holder or Beneficial Owner, provided, however, that the Depositary, in its sole discretion, will determine whether it is capable of providing, and whether it is commercially practicable and legally able to provide, such assistance, and, provided, further, that, in connection with providing any such assistance, the Depositary shall not be required to participate in any legal proceeding or similar action regarding such Unlawful Distribution or engage in any activity which it deems, in its sole discretion, contrary or detrimental to its role as Depositary under this Deposit Agreement. The Company agrees to indemnify the Depositary for all Losses (as defined in Section 5.8) that it may incur as a result of its actions in accordance with this Section 4.6 and to promptly reimburse the Depositary for any costs it incurs in complying with the provisions of this Section 4.6.

SECTION 4.7 Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and in the judgment of the Depositary such Foreign Currency can at such time be converted on a practicable basis (by sale or in any other manner that it may determine in accordance with applicable law) into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of any fees, expenses, taxes or other governmental charges incurred in the process of such conversion) in accordance with the terms of the applicable sections of this Deposit Agreement. If the Depositary shall effect such conversion through any Affiliate of the Depositary, such conversion shall be at the then prevailing market rate. If the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments in accordance with their terms, in either case without liability for interest thereon. Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise.

Holders understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places). Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have discretion and authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary shall determine that in its judgment any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars distributable to Holders entitled thereto and transferable to the United States, or if any approval or license of any government or authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost, or within a reasonable period as determined by the Depositary, the Depositary may in its discretion and subject to applicable laws and regulations distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency (without liability for interest thereon) for the respective accounts of, the registered Holders entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the registered Holders for whom such conversion and distribution is practicable and may in its discretion and subject to applicable laws and regulations distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance (without liability for interest) for the account of, the Holders for whom such conversion and distribution is not practicable.

SECTION 4.8 Fixing of Record Date. Whenever the Depositary shall receive notice of a record date by the Company (provided to the Depositary at least 10 days in advance, in accordance with New York Stock Exchange requirements) for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or distribution in Shares or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each ADS or whenever the Depositary shall receive notice of any meeting of holders of Shares, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date (the “ADS Record Date”) which date shall be the same date, to the extent practicable, as, or, if not practicable, as near as reasonably practicable to, the record date for the Deposited Securities (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) entitled to give instructions for the exercise of voting rights, if any, at any such meeting, (b) for fixing the date on or after which each ADS will represent the changed number of Shares or (c) for any other matter. Subject to the provisions of Sections 4.1 through 4.5, 4.7 and 5.9 and to the other terms and conditions of this Deposit Agreement, the Holders of record at the close of business in New York on such ADS Record Date on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to give voting instructions for the Deposited Securities at any such meeting or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders hereunder with respect to such changed number of Shares, represented by each ADS, in proportion to the number of ADSs held by them respectively, or with respect to such other matter. The Depositary shall promptly notify the New York Stock Exchange, Inc., of any action to fix a record date for the ADSs or to close the transfer books for the ADSs.

SECTION 4.9 Attendance at Shareholders Meetings; Voting of Deposited Securities. As promptly as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall, subject to applicable law and the Company’s Articles of Association, mail to Holders a notice (a) containing such information as is contained in such notice and any solicitation materials, (b) stating that each Holder on the ADS Record Date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the whole number of Deposited Securities underlying such Holder’s ADRs, and (c) specifying how and when such instructions may be given, including an express indication that, if no specific voting instruction is received prior to the ADS Record Date set by the Depositary therefor, then the Holders shall in each case be deemed to have instructed the Depositary to give a proxy to the Custodian, which will act as a proxy bank in accordance with Sections 128 and 135 of the German Stock Corporation Act (Aktiengesetz) (the “Proxy Bank”), to vote in accordance with its recommendation with regard to voting of the Shares pursuant to Section 128(2) of the German Stock Corporation Act (Aktiengesetz) as to any matter concerning which the notice from the Company indicates that a vote is to be taken by holders of Shares. Each Holder who desires to exercise or to give instructions for the exercise of voting rights shall execute and return to the Depositary on or before the date established by the Depositary for such purpose, a document provided by the Depositary that instructs the Depositary as to how the number of Shares or other Deposited Securities represented by such Holder’s ADRs are to be voted. Upon receipt of instructions of a Holder on such date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the Company’s Articles of Association and the provisions of or governing Deposited Securities, to vote or cause to be voted the Deposited Securities underlying such Holder’s ADRs in accordance with such instructions. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Deposited Securities, other than in accordance with instructions received from the Holders (or deemed to have been received as set forth in the next paragraph), as of such record date.

Upon the request of a Holder who has not previously given instructions as to the exercise of voting rights pertaining to the Deposited Securities underlying such Holder’s ADRs, and subject to compliance with any reasonable regulations the Depositary may establish (which may include the deposit or blocking of transfers of such Holder’s ADRs), the Depositary will endeavor to provide such Holder (or a person designated by such Holder) with the documentation necessary to attend a shareholders’ meeting. The Depositary will endeavor to ensure that on any date on which it votes or causes to be voted Shares or other Deposited Securities pursuant to this Section 4.9, it will have on deposit under the Deposit Agreement the number of Shares or other Deposited Securities with respect to which it has received voting instructions from Holders. In the event that, on any such date, the number of Shares or other Deposited Securities, as the case may be, on deposit under the Deposit Agreement is lower than the number of Shares or other Deposited Securities with respect to which the Depositary has received voting instructions, the Depositary shall vote such Shares or other Deposited Securities in accordance with such instructions adjusting the number of securities voted on a pro-rated basis.

SECTION 4.10 Changes Affecting Deposited Securities. Upon any change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is otherwise a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under this Deposit Agreement, and the Receipts shall, subject to the provisions of this Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional securities. Alternatively, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of opinions of U.S. and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, to the Company reasonably satisfactory to the Depositary to be furnished at the Company’s expense that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts or make appropriate adjustments in its records, as in the case of a distribution of Shares pursuant to Section 4.2, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipts.

Notwithstanding the foregoing, in the event that any security or property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of opinions of U.S. and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, to the Company reasonably satisfactory to the Depositary to be furnished at the Company’s expense that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

SECTION 4.11 Available Information. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents may be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

SECTION 4.12 Reports. The Depositary shall make available during normal business hours on any Business Day for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Company agrees to provide to the Depositary all documents that it provides to the Custodian. The Depositary shall, at the expense of the Company unless otherwise agreed between the Company and the Depositary, in accordance with Section 5.6, also mail by regular, ordinary mail delivery or by electronic transmission (if agreed by the Company and the Depositary) and unless otherwise agreed in writing by the Company and the Depositary, to Holders copies of such reports when furnished by the Company pursuant to Section 5.6.

SECTION 4.13 List of Holders. Promptly upon written request by the Company, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary and, at the expense of the Company and to the extent available, of the Beneficial Owners.

SECTION 4.14 Taxation; Withholding. The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may, but shall not be obligated to, file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. Holders and Beneficial Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary’s or the Custodian’s obligations under applicable law. The Holders and Beneficial Owners shall indemnify the Depositary, the

Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

The Company shall remit to the appropriate governmental authority or agency any amounts required to be withheld by the Company and owing to such governmental authority or agency. Upon any such withholding, the Company shall remit to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders: (i) any taxes withheld by it; (ii) any taxes withheld by the Custodian, subject to information being provided to the Depositary by the Custodian; and (iii) any taxes withheld by the Company, subject to information being provided to the Depositary by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary. Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary shall withhold the amount required to be withheld and may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

The Depositary is under no obligation to provide the Holders and the Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the American Depositary Shares.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.1 Maintenance of Office and Transfer Books by the Registrar. Until termination of this Deposit Agreement in accordance with its terms, the Depositary or if a Registrar for the Receipts shall have been appointed, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the execution and delivery, registration, registration of transfers, combination and split-up of Receipts, the surrender of

Receipts and the delivery and withdrawal of Deposited Securities in accordance with the provisions of this Deposit Agreement.

The Depositary or the Registrar as applicable, shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Depositary’s or the Registrar’s knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to this Deposit Agreement or the Receipts.

The Depositary or the Registrar, as applicable, may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in connection with the performance of its duties hereunder, or at the reasonable request of the Company, subject to Section 7.10 hereof.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of Receipts and transfers, combinations and split-ups, and to countersign such Receipts in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary.

So long as any Receipts or the American Depositary Shares evidenced thereby are listed on one or more securities exchanges, markets or automated quotation systems, (i) the Depositary shall be entitled to, and shall, take or refrain from taking such action(s) as it may deem necessary or appropriate to comply with the requirements of such securities exchange(s), market(s) or automated quotation system(s) applicable to it, notwithstanding any other provision of this Deposit Agreement; and (ii) upon the reasonable request of the Depositary, the Company shall provide the Depositary such information and assistance as may be reasonably necessary for the Depositary to comply with such requirements, to the extent that the Company may lawfully do so.

SECTION 5.2 Obligations of the Depositary and the Company. Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without gross negligence and in good faith.

Each of the Company and its agents assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement and the applicable Receipts without gross negligence and in good faith.

The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company or their respective agents. Without limitation of the preceding, none of the Depositary, its Affiliates nor its agents or the Company, its Affiliates or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless an indemnity satisfactory to it in its sole discretion against all expense (including fees and disbursements of counsel) and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary. Neither the Depositary or its Affiliates or agents, nor the Company or its Affiliates or agents, shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information. Each of the Depositary, its Affiliates and its agents and the Company, its Affiliates and its agents, may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company. The Depositary and its agents shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence and in good faith while it acted as Depositary.

SECTION 5.3 Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary, the Custodian nor the Company nor any of their respective controlling persons, directors, employees, agents or Affiliates will be liable to any Holder or other persons if by reason of any provision of any present or future law or regulation of the United States, Germany or any other country, or of any other governmental or regulatory authority or stock exchange or by reason of any provision, present or future, of the Company’s Articles of Association, or by reason of any provision of any securities issued or distributed by the Company, including Deposited Securities, or any offering or distribution thereof, or by reason of any act of God, terrorism or war or other circumstance beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), the Depositary or the Company or any of their respective controlling persons, directors, employees, agents, or Affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor will the Depositary or the Company or any of their respective controlling persons, directors, employees, agents or Affiliates incur any liability to any Holder by reason of any nonperformance or delay, caused as stated in the preceding clause, in the performance of any act or thing which by the terms of this Deposit Agreement or provisions of or governing Deposited Securities it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under this Deposit Agreement, the Company’s Articles of Association or provisions of or governing Deposited Securities, or for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, or for the inability by a Holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of American Depositary Shares, or for any special, consequential, indirect or punitive damages for any breach of the terms of this Deposit Agreement or otherwise. Where, by the terms of a distribution pursuant to Section 4.1, 4.2, 4.3, or 4.4 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.5, 4.10 or 5.9 of this Deposit Agreement or in the Company’s Articles of Association, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any such rights, if applicable, to lapse.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

SECTION 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by sixty (60) days’ written notice of its election so to do to the Company, such resignation to take effect upon the earlier of (i) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided and (ii) the expiration of sixty (60) days after delivery to the Company of such notice.

The Depositary may at any time be removed by the Company by sixty (60) days’ written notice of such removal which shall become effective upon the latter of (i) the sixtieth (60th) day after delivery thereof to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use commercially reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, solely upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts and such other books and records maintained by such predecessor and its agents with respect to its function as Depositary hereunder. Any such successor depositary shall promptly mail notice of its appointment to the Holders.

In the event that notice of the appointment of a successor depositary is not provided by the Company in accordance with the preceding paragraph within sixty (60) days from the provision of notice of resignation or removal of the Depositary to or from the Company, the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof.

The right of the Depositary to receive payment of fees, charges and expenses as provided in this Deposit Agreement shall survive the termination of this Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary pursuant to this Section 5.4.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5 The Custodian. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Deposited Securities for which the Custodian acts as custodian and shall be responsible solely to it. If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Securities and no other Custodian has previously been appointed hereunder, the Depositary shall promptly appoint a substitute custodian. The Depositary shall require such resigning or discharged Custodian to deliver the Deposited Securities held by it, together with all such records maintained by it as Custodian with respect to such Deposited Securities as the Depositary may request, to the Custodian designated by the Depositary. Whenever the Depositary determines, in its discretion, that it is appropriate to do so, it may appoint an additional entity to act as Custodian with respect to any Deposited Securities, or discharge the Custodian with respect to any Deposited Securities and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Deposited Securities. After any such change, the Depositary shall give notice thereof in writing to all Holders.

Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless replaced by the successor Depositary, continue to be the Custodian of the Deposited Securities without any further act or writing and shall be subject to the direction of the successor depositary. The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

SECTION 5.6 Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in English but otherwise in the form given or to be given to holders of Shares or other Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Company’s Articles of Association that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Company will also transmit to the Depositary (a) English language versions of the other notices, reports and communications which are made generally available by the Company to holders of its Shares or other Deposited Securities and (b) English language versions of the Company’s annual and other reports prepared in accordance with the applicable requirements of the Commission. The Depositary shall arrange, at the request of the Company and at the Company’s expense unless otherwise agreed between the Company and the Depositary, for the mailing of copies thereof to all Holders, or by any other means as agreed between the Company and the Depositary or make such notices, reports and other communications available for inspection by all Holders, provided, that the Depositary shall have received evidence sufficiently satisfactory to it, including in the form of an opinion of local and/or U.S. counsel, furnished at the expense of the Company, if the Depositary in its discretion so requests, that the distribution of such notices, reports and any such other communications to Holders from time to time is valid and does not or will not infringe any local or U.S. regulatory burdens or requirements if so distributed and made available to Holders. The Company will timely provide the Depositary with a sufficient quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings. The Company has delivered to the Depositary and the Custodian a copy of the Company’s Articles of Association along with the provisions of or governing the Shares and any other Deposited Securities issued by the Company, in connection with the Shares, in each case along with an English translation thereof, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein (along with an English translation thereof). The Depositary may rely upon such copy for all purposes of this Deposit Agreement.

The Depositary will make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by the Holders of the Receipts evidencing the American Depositary Shares representing such Shares governed by such provisions at the Depositary’s Principal Office, at the office of the Custodian and at any other designated transfer office.

SECTION 5.7 Issuance of Additional Shares, etc The Company agrees that in the event that the Company or any Affiliate issues or distributes (a) additional Shares, (b) rights to subscribe for Shares or other Deposited Securities, (c) securities convertible or exchangeable into Shares, or (d) rights to subscribe for securities convertible or exchangeable into Shares, it will obtain U.S. legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act or the securities laws of the States of the United States). The Company will promptly furnish to the Depositary written opinions of U.S. and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead) for the Company, which counsel and substance and form of opinion shall be reasonably satisfactory to the Depositary and furnished at the Company’s expense, stating whether or not the circumstances of such issue or distribution require a registration statement under the Securities Act to be in effect prior to the delivery of the Receipts to be issued in connection with such securities or the issuance of such rights to the Holders entitled thereto, and that making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of Germany; provided, however, that no such opinion shall be required in the event of an issuance of shares as a bonus, share split or similar event. If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion reasonably satisfactory to the Depositary to be furnished at the Company’s expense as to whether such registration statement is in effect. If, being so advised by counsel, the Company determines that an issuance or distribution of such securities is required to be registered under the Securities Act, the Company will register such issuance to the extent necessary, alter the terms of the issuance to avoid the registration requirements of the Securities Act or direct the Depositary to take specific measures with respect to the acceptance for deposit of Shares to prevent such issuance or distribution from being made in violation of the registration requirements of the Securities Act.

The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, unless such transaction is registered under the Securities Act, or is exempt from registration under the Securities Act as confirmed by a written opinion of U.S. counsel to the Company reasonably satisfactory to the Depositary to be furnished at the Company’s expense, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities except under circumstances complying in all respects with the Securities Act.

Notwithstanding anything else contained in this Deposit Agreement, nothing in this Deposit Agreement shall be deemed to obligate the Company to file any registration statements in respect of any proposed transaction.

SECTION 5.8 Indemnification. The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, costs, claims, judgments, proceedings, actions, demands and any charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) (collectively, “Losses”) incurred by them that arises (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, ADSs, Shares or other Deposited Securities, as the case may be, or any offering documents in respect thereof or (b) out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in connection with this Deposit Agreement, the Receipts, the ADSs Shares or any Deposited Securities, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and Affiliates, except to the extent such Losses (a) are due to the gross negligence or bad faith of any of them or (b) are solely or exclusively out of a Pre-Release Transaction (as defined in Section 2.9 hereof) of an ADS and would not have arisen had such ADS not been the subject of a Pre-Release, or (ii) by the Company or any of its directors, officers, employees, agents and Affiliates.

The Depositary agrees to indemnify the Company and its directors, employees, agents and Affiliates, and hold them harmless from any direct Losses incurred by them in respect of this Deposit Agreement which (i) arises out of acts performed or omitted by the Depositary due to the gross negligence or bad faith of the Depositary or (ii) are solely or exclusively out of a Pre-Release Transaction (as defined in Section 2.9 hereof) of an ADS and would not have arisen had such ADS not been the subject of a Pre-Release.

Any person seeking indemnification hereunder (an “Indemnified Person”) shall notify the person from whom it is seeking indemnification (the “Indemnifying Person”) of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement (provided that the failure to make such notification shall not affect such Indemnified Person’s rights otherwise than under this Section 5.8) and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim, which defense shall be reasonable in the circumstances. No Indemnified Person shall compromise or settle any action or claim without the consent of the Indemnifying Person, which consent shall not be unreasonably withheld.

The obligations set forth in this Section shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

SECTION 5.9 Fees and Charges of Depositary. The Company, the Holders, the Beneficial Owners and persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary’s fees and related charges identified as payable by them respectively as provided for under Article 9 (Charges of Depositary) of the form of Receipt attached hereto as Exhibit A (face); provided, however, that no fees shall be payable upon distribution of cash dividends so long as the charging of such fee is prohibited by the exchange, if any, upon which the ADSs are listed. All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and

Beneficial Owners, only in the manner contemplated in Section 6.1. The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

The Depositary and the Company may reach separate agreement in relation to the payment of any additional remuneration to the Depositary in respect of any exceptional duties which the Depositary finds necessary or desirable and agreed by both parties in the performance of its obligations hereunder and in respect of the actual costs and expenses of the Depositary in respect of any notices required to be given to the Holders in accordance with Article 20 (Termination of Deposit Agreement) of the form of Receipt attached hereto as Exhibit A (reverse).

In connection with any payment by the Company to the Depositary:

(i)	all fees, taxes, duties, charges, costs and expenses which are payable by the Company shall be paid or be procured to be paid by the Company (and any such amounts which are paid by the Depositary shall be reimbursed to the Depositary by the Company upon demand therefor); and

(ii)	such payment shall be subject to all necessary exchange control regulations, where applicable, and other consents and approvals having been obtained. The Company undertakes to use its reasonable endeavors to obtain all necessary approvals that are required to be obtained by it in this connection.

The Company agrees to promptly pay to the Depositary such other expenses, fees and charges and to reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree to in writing from time to time. Responsibility for payment of such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.

All payments by the Company to the Depositary under this Section 5.9 shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imports, duties, fees, assessments or other charges of whatever nature, imposed by Germany or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of this Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 hereof, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

SECTION 5.10 List of Restricted Securities Owners. Unless otherwise agreed by the Depositary and the Company, upon each issuance by the Company of any securities that are

Restricted Securities, the Company shall provide the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially acquired Restricted Securities. The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder, the Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.1 Amendment/Supplement. Subject to the terms and conditions of this Section 6.1 and applicable law, the Receipts outstanding at any time, the provisions of this Deposit Agreement and the form of Receipt attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or the Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such American Depositary Share or Shares, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended and supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

SECTION 6.2 Termination. The Depositary shall, at any time at the written direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination, provided that, the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of this Deposit Agreement and in accordance with any other agreements as otherwise agreed in writing between the Company and the Depositary from time to time, prior to the date on which such termination shall take effect. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4, the Depositary may terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of this Deposit Agreement, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Section 2.5 and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights or other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.5, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of this Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and American Depositary Shares, except to account for such net proceeds and other cash and for its obligations to the Company under Section 5.8 hereof (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary hereunder and under Sections 5.8 and 5.9 hereof.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same agreement. Copies of this Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

SECTION 7.2 No Third-Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in this Deposit Agreement. Nothing in this Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties hereto nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in this Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

SECTION 7.3 Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4 Holders and Beneficial Owners as Parties; Binding Effect. The Holders and Beneficial Owners from time to time of American Depositary Shares shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any Receipt by acceptance hereof or any beneficial interest therein.

SECTION 7.5 Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by first class airmail postage prepaid, air courier or cable, telex, facsimile transmission, confirmed by letter sent by airmail or courier, addressed to Infineon Technologies AG, St.-Martin-Str. 53, D-81541 Munich, Germany, Attention: Peter Dreischhoff, with a copy to the Company’s general counsel at the same address, or to any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by first class airmail postage prepaid, air courier or cable, telex, facsimile transmission, confirmed by letter sent by airmail or courier, addressed to Deutsche

Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, USA Attention: ADR Department, telephone: (001) 212 250-9100, facsimile: (001) 212 797 0327 or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by first class airmail postage prepaid, air courier or cable, telex, facsimile transmission (or by electronic transmission if agreed between the Company, the Depositary and a Holder), confirmed by letter sent by airmail or courier at the Company’s expense or as otherwise agreed between the Company and the Depositary, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement.

Notice given as aforesaid (i) to the Company or the Depositary shall be deemed to be effected when received, and (ii) to a Holder by mail or by cable, telex, facsimile transmission or electronic transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex, facsimile transmission or electronic transmission) is deposited, first class airmail postage prepaid, in a post-office letter box. The Depositary or the Company may act upon any cable, telex, facsimile transmission or electronic transmission received by it from the other or from any Holder, notwithstanding that such cable, telex, facsimile transmission or electronic transmission shall not subsequently be confirmed as aforesaid.

SECTION 7.6 Governing Law and Jurisdiction. This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the law of the State of New York applicable to agreements made and to be performed in such State. With respect to the authorization and execution of the Deposit Agreement by the Company, the laws of Germany shall govern such authorization and execution. Except as set forth in the following sentence, the Company and the Depositary agree that the federal and state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. In addition, except to the extent it is violative of applicable law, the Company and the Depositary hereby agree that in the event that a Holder brings a suit, action or proceeding against (a) the Depositary in its capacity as Depositary under this Deposit Agreement or (b) against both the Company and the Depositary, in either case, in any state or federal court of the United States, and the Company or the Depositary has any claim, for indemnification or otherwise, against the other arising out of the subject matter of such suit, action or proceeding, then the Company or the Depositary, as the case may be, may pursue such claim against the other party in the state or federal court in the United States in which such suit, action or proceeding is pending and, for such purposes, each of the Company and the Depositary irrevocably submits to the non-exclusive jurisdiction of such courts.

The Company irrevocably designates, appoints, and empowers Infineon Technologies North America Corporation, as its authorized agent to receive and accept for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any such federal or state court as described in the preceding paragraph. If for any reason such agent hereunder shall cease to be available to act as such, the Company agrees to designate a new agent in the City of New York on the terms and for the purposes of this Section reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such suit, action or proceeding against the Company, by serving a copy thereof upon the relevant agent for service of process referred to in this Section (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5. The Company agrees that the failure of any such agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any court as provided in the preceding paragraph and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.

SECTION 7.7 Assignment. Subject to the provisions of Section 5.4 hereof, this Deposit Agreement may not be assigned by either the Company or the Depositary.

SECTION 7.8 Agents. The Depositary may perform any of its obligations under this Agreement through any agent appointed by it (the “Agents”), provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed. The Depositary shall notify the Company promptly of any appointment or substitution of an Agent.

SECTION 7.9 Exclusivity. Without prejudice to Section 5.4, the Company agrees not to appoint any other depositary for the issuance or administration of American depositary receipts evidencing any class of stock of the Company so long as Deutsche Bank Trust Company Americas is acting as Depositary hereunder.

SECTION 7.10 Compliance with U.S. Securities Laws. Notwithstanding anything in this Deposit Agreement or the Receipts to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner that would violate the U.S. securities laws, including, but not limited to, Instruction I.A. (1) of the General Instructions to Form F-6, as amended from time to time, under the Securities Act.

SECTION 7.11 Amendment and Restatement. The Depositary shall arrange to have new Receipts printed that reflect the form of Receipt attached to this Deposit Agreement. All Receipts issued hereunder after the date hereof shall be substantially in the form of the specimen Receipt attached as Exhibit A (face) and Exhibit B (reverse) hereto. However, Receipts issued prior to the date hereof and outstanding as of the date hereof, which do not reflect the form of Receipt attached hereto as Exhibit A and Exhibit B, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

Holders and beneficial owners of Receipts, or an interest therein, issued pursuant to the Original Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and beneficial owners of Receipts issued pursuant and be subject to all of the terms and conditions of this Deposit Agreement in all respects, provided, however, that any term of this Deposit Agreement that prejudices any substantial existing right of Holders or beneficial owners of Receipts issued under the Original Deposit Agreement shall not become effective as to Holders and beneficial owners of Receipts until thirty (30) days after notice of the amendments effectuated by this Deposit Agreement shall have been given to Holders of Receipts outstanding as of the date hereof.

SECTION 7.12 Titles. All references in this Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Deposit Agreement unless expressly provided otherwise. The words “this Deposit Agreement”, “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import refer to the Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of this Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Deposit Agreement.

IN WITNESS WHEREOF, INFINEON TECHNOLOGIES AG and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of American Depositary Shares evidenced by Receipts issued in accordance with the terms hereof.

INFINEON TECHNOLOGIES AG

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

By:
Name:
Title:

DBDR Number	CUSIP Number

American Depositary Shares (Each American Depositary Share representing One Fully Paid Ordinary Share)

EXHIBIT A

[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ORDINARY SHARES

Of

INFINEON TECHNOLOGIES AG

(Incorporated under the laws of the Federal Republic of Germany)

DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation organized and existing under the laws of the State of New York and indirect, wholly owned subsidiary of Deutsche Bank AG, as depositary (“Depositary”), hereby certifies that                              is the record owner of                              American Depositary Shares (hereinafter “ADS”), representing deposited ordinary shares in registered form, without par value, or evidence of rights to receive ordinary shares (“Shares”) of INFINEON TECHNOLOGIES AG (the “Company”), a company incorporated under the laws of the Federal Republic of Germany. At the date hereof, each ADS represents one (1) Share deposited under the Deposit Agreement (as hereinafter defined) with the Custodian, which at the date of execution of the Deposit Agreement is Deutsche Bank A.G. Frankfurt (the “Custodian”). The ratio of Depositary Shares to shares of stock is subject to subsequent amendment as provided in Article IV of the Deposit Agreement. The Depositary’s Principal Office is located at 60 Wall Street, New York, New York 10005, U.S.A.

(1) The Deposit Agreement. This American Depositary Receipt is one of the receipts (“Receipts”) executed and delivered pursuant to the Amended and Restated Deposit Agreement dated as of March 31, 2005 (as amended from time to time, the “Deposit Agreement”), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of

Receipts issued thereunder, each of whom by accepting a Receipt or acquiring a beneficial interest therein agrees to become a party thereto and becomes bound by all terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time, received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the “Deposited Securities”). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the principal office of the Custodian and at any other designated transfer office. The statements made in this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender of American Depositary Shares at the Principal Office of the Depositary for the purpose of withdrawal of the Deposited Securities, and upon payment of all fees, including the fee of the Depositary for cancellation of Receipts (provided for in Article (9) of this Receipt), governmental charges and taxes payable in connection with such surrender and withdrawal and subject to the terms and conditions of the Deposit Agreement, the Company’s Articles of Association and to the provisions of or governing the Deposited Securities, the Holder hereof is entitled to electronic delivery to an account designated by such Holder, as permitted by applicable law, to him or his order, or to physical delivery, if available, of the amount of Deposited Securities at the time represented by the American Depositary Share or American Depositary Shares evidenced by this Receipt. Such delivery of such Deposited Securities will be made without unreasonable delay.

A Receipt surrendered or written instructions received for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary written instructions directing the Depositary to cause the Deposited Securities being withdrawn to be delivered either electronically or physically, if available, to or upon the written order of a person or persons designated in such instructions. Thereupon, the Depositary shall direct the Custodian to deliver (without unreasonable delay) at the designated office of the Custodian (subject to the terms and conditions of the Deposit Agreement, to the clearing procedures of the Foreign Registrar, to the Company’s Articles of Association, and to the provisions of or governing the Deposited Securities and applicable laws, now or hereafter in effect), to or upon the written order of the person or persons designated in the instructions to the Depositary as provided above, the Deposited Securities represented by such Receipt. The Depositary may make delivery to such person or persons at the Principal Office of the Depositary, upon receipt by the Depositary, of any cash dividends or distributions with respect to the Deposited Securities represented by such Receipt or of any proceeds of sale of any dividends, distributions or rights, which may at the time of surrender be held by the Depositary.

The Depositary may, in its discretion, refuse to accept for surrender a number of ADSs representing a number other than a whole number of Shares. If any ADSs surrendered and ADRs cancelled represent fractional entitlements in Deposited Securities, the Depositary shall (i) cause the appropriate whole number of Deposited Securities to be withdrawn and delivered in accordance with the terms hereof and (ii) at its election deliver, or cause the Custodian to deliver, a Receipt therefor or distribute the cash proceeds thereof (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld), to the Holder for the fractional entitlements represented by the retired ADSs and cancelled ADRs. If permitted by German law, at the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, provided that payment of any applicable tax or other governmental charge shall have been made in accordance with the Deposit Agreement, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) or securities, and forward a certificate or certificates and other proper documents of title, if any, for the Deposited Securities represented by the ADSs evidenced by such Receipt to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by air courier, cable, telex or facsimile transmission.

(3) Transfers, Split-Ups and Combinations of Receipts. Subject to the limitations set forth herein and in the Deposit Agreement, this Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and, in the case of any Receipt in physical, certificated form, the full and accurate completion of any endorsements appearing on this Receipt relating to compliance with applicable restrictions on transfer hereof) and duly stamped as may be required by any applicable law. Subject to the terms and conditions of the Deposit Agreement, including payment of the applicable fees and charges of the Depositary, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto such Receipts evidencing the same aggregate number of ADSs as those evidenced by the Receipts surrendered, subject to receipt of any certifications by such person as the Depositary and the Company may require in order to comply with applicable laws. The Depositary may close the Receipt register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

(4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution in respect thereof or withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Receipt, the depositor of Shares or the presenter of written instructions to adjust the Depositary’s record (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited, transferred or withdrawn) and payment of any applicable fees and charges of the Depositary upon delivery of Receipts against deposits of

Shares and upon withdrawal of Deposited Securities against surrender of Receipts as provided in Article (9) of this Receipt; (ii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or American Depositary Shares or to the withdrawal or delivery of Deposited Securities and (B) such reasonable regulations as the Depositary may establish consistent with the provisions of the Deposit Agreement and applicable law; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice.

The delivery of Receipts against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding Receipts or the receipt of written instructions from any person having a beneficial interest in any Receipt for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the Foreign Registrar as the appointed agent of the Company for transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Depositary at any time or from time to time. Notwithstanding any other provision of the Deposit Agreement or this Receipt to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as permitted in General Instruction I.A(1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act.

Subject to Section 2.9 of the Deposit Agreement, the Depositary may issue Receipts against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the Holder thereof.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered pursuant to the provisions of the Securities Act, unless a registration statement under the Securities Act is in effect as to such Shares or such other Deposited Securities, or any Shares or Deposited Securities the deposit of which would violate any provisions of the Company’s Articles of Association. Also without limitation of the foregoing, the Depositary will use its best efforts to comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit thereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States and other jurisdictions.

(5) Compliance With Information Requests/Disclosure of Interests/Actions by Holders and Beneficial Owners/Obligations and Other Rights of Holders and Beneficial Owners with Respect to Deposited Securities. Notwithstanding any other provision of the Deposit

Agreement, this Receipt or the Company’s Articles of Association, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with all applicable provisions of German law, the rules and requirements of Xetra and any other stock exchange on which the Shares are, or will be registered, traded or listed, and the Company’s Articles of Association regarding such Holder’s or Beneficial Owner’s interest in Shares (including the aggregate of ADSs and Shares held by such Holder or Beneficial Owner), in compliance with Sections 21 and 22 of the Securities Trading Act (Wertpapierhandelsgesetz) and Section 20 of the Stock Corporation Act (Aktiengesetz), or any substitute or supplemental provision of German law that may be bought into force from time to time. Each Holder and Beneficial Owner of the ADSs represented hereby acknowledges that, at the date of the Agreement, the statutory notification obligations of the Securities Trading Act apply to anyone whose holding, either directly or by way of imputation pursuant to the provisions of Section 22 of the Securities Trading Act, of voting rights in the Company reaches or exceeds 5%, 10%, 25%, 50% or 75% or, after having reached or exceeded any such threshold, falls below that threshold. Each Holder and Beneficial Owner of the ADSs represented hereby acknowledges that failure to provide on a timely basis any required notification of an interest in Shares may result in withholding of certain rights, including voting and dividend rights, in respect of the Shares in which such Holder and any Beneficial Owner has an interest. Each Holder and Beneficial Owner further agrees to furnish the Company with any such notification made in accordance with this Article 5 and to comply with requests from the Company pursuant to the laws of Germany, the rules and requirements of Xetra and any other stock exchange on which the Shares are, or will be registered, traded or listed, and the Company’s Articles of Association, which are made to provide information as to the capacity in which such Holder or Beneficial Owner owns ADSs and regarding the identity of any other person interested in such ADSs and the nature of such interest and various other matters whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use reasonable efforts to forward any such requests to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

To the extent that a Holder or a Beneficial Owner wishes to exercise rights equivalent to those of an ordinary shareholder of the Company that are not available to such Holder or Beneficial Owner pursuant to the terms of the Deposit Agreement, the Holder may provide a written request to the Company requesting that the Company determine whether such Holder or a Beneficial Owner may lawfully exercise such rights (an “Ordinary Shareholder Right”). Upon the Company:

(i)	receiving evidence furnished by such Holder satisfactory to the Company that such Holder is, at the time of such request and as of the record date set by the Company in the local market in respect of the exercise of any such Ordinary Shareholder Right, the Beneficial Owner of an ADS representing Shares or other Deposited Securities and, to the extent that such Holder is not the Beneficial Owner and is exercising an Ordinary Shareholder Right on behalf of a Beneficial Owner, additional evidence satisfactory to the Company that such Holder is acting with full and irrevocable power and authority of the Beneficial Owner of an ADS representing Shares or other Deposited Securities in respect of such Ordinary Shareholder Right; and

(ii)	determining that such Holder or, if such Holder is not the Beneficial Owner, that the Beneficial Owner is permitted, pursuant to any applicable law, regulation, requirements of any market or stock exchange upon which the ADSs, Receipts or Shares are listed or traded and the Company’s Articles of Association, to exercise such Ordinary Shareholder Right;

the Company shall provide written notification to such Holder or Beneficial Owner of the validity of the exercise of such Ordinary Shareholder Right and the ability of such Holder or Beneficial Owner to instruct the Depositary for the cancellation of ADRs evidencing ADSs representing the Shares or other Deposited Securities and the withdrawal of Shares or other Deposited Securities represented by ADSs evidenced by such ADRs being cancelled to the order of such Holder or Beneficial Owner in accordance with the provisions of the Deposit Agreement and Article 2 (Withdrawal of Deposited Securities) of this Receipt.

In the event that, upon the receipt of written notification from the Company by a Holder or Beneficial Owner that the exercise of an Ordinary Shareholder Right by such Holder or Beneficial Owner is valid, in accordance with the provisions of the above paragraph, such Holder or Beneficial Owner is unable to provide the Depositary with instructions for the withdrawal of the Shares or other Deposited Securities represented by ADSs evidenced by such ADRs being cancelled, the Holder or Beneficial Owner shall either (i) request that the Company, in the Company’s discretion, provide such Holder or Beneficial Owner with details of a securities account established by the Company for the purpose of enabling such Holder or Beneficial Owner to hold Shares or other Deposited Securities upon the withdrawal of Shares or other Deposited Securities for the period in which the Ordinary Shareholder Right is being exercised, at such Holder’s or Beneficial Owner’s expense and subject to documentation evidencing any safekeeping or similar arrangement being implemented between the Company and any such Holder or Beneficial Owner (an “Omnibus Securities Account”), or (ii) arrange for the sale of such Shares or other Deposited Securities or the sale of the ADRs evidencing ADSs representing such Shares or other Deposited Securities registered in the name of such Holder or beneficially owned by such Beneficial Owner, provided, however, that any actions contemplated within Section 3.5 of the Deposit Agreement shall at all times be subject to any applicable law, regulation, requirements of any market or stock exchange upon which the ADSs, Receipts or Shares are listed or traded and the Company’s Articles of Association.

In the event that a Holder or Beneficial Owner instructs the Depositary for the cancellation of ADRs evidencing ADSs representing Shares or other Deposited Securities being withdrawn in accordance with (i) above, referencing the Omnibus Securities Account, and upon the delivery of such Shares or other Deposited Securities into the Omnibus Securities Account, such Holder or Beneficial Owner shall provide (a) a representative duly appointed by it (the “Representative”) with a power of attorney in form and substance satisfactory to the Representative providing written authority to such Representative to act in accordance with the written instructions of such Holder or Beneficial Owner in the exercise of an Ordinary Shareholder Right, to the extent permitted by any applicable law, regulation, requirement of any market or stock exchange upon which the ADSs, Receipts or Shares are listed or traded or the

Company’s Articles of Association, (b) a full indemnification to the Representative against any and all loss, liability, cost, damage or expense which they each shall suffer or incur in the exercise of, or an attempt to exercise, such Ordinary Shareholder Right, (c) a written representation and undertaking that any legal proceeding or similar action brought on behalf of such former Holder or Beneficial Owner pursuant to the exercise of such rights shall state that the Representative is involved solely for the purpose of enabling such former Holder or Beneficial Owner to establish a right of action and for no other purpose and that the Representative has no other interest in such matter, (d) a written representation and undertaking to the Representative for the payment of any and all fees, costs and expenses (including, without limitation, expenses of legal counsel) that the Representative shall incur in the exercise of, or an attempt to exercise, such Ordinary Shareholder Right; and (e) when requested by such Representative and where necessary, security in the form of a bond or otherwise in relation to such action reasonably satisfactory to the Representative.

Any exercise of such rights or powers shall be for the sole benefit of, and at the cost and expense of, such Holder or Beneficial Owner. References within Section 3.5 of the Deposit Agreement to a Holder of ADSs evidenced by ADRs shall, to the extent that a Holder is not the Beneficial Owner of ADSs evidenced by ADRs, be deemed to refer to the Beneficial Owner of the ADSs evidenced by such ADRs. In such case, the Holder shall be required to disclose the identity of the Beneficial Owner to the Company and such Beneficial Owner shall be deemed to comply with the provisions of Section 3.5 of the Deposit Agreement and to have furnished the Holder with irrevocable and full power and authority to exercise any right or be bound by any obligation on its behalf. In the event that the Company does not receive evidence and documentation satisfactory to it in accordance with Section 3.5 of the Deposit Agreement, or to the extent that the exercise of such Ordinary Shareholder Right is deemed to be contrary to applicable law, regulation, requirements of any market or stock exchange upon which the ADSs, Receipts or Shares are listed or traded and the Company’s Articles of Association, the Company shall provide such Holder with written notice in a timely manner that the exercise of such Ordinary Shareholder Right is not available but that such Holder is nevertheless entitled to withdraw the Shares or other Deposited Securities represented by ADSs evidenced by ADRs in accordance with Article 2 (Withdrawal of Deposited Securities) of this Receipt and either arrange for the sale of such Shares or other Deposited Securities or attempt to exercise the rights of an ordinary shareholder to the extent lawful and practicable.

The Company intends that the rights and obligations of the Holders and Beneficial Owners of ADSs representing Shares or other Deposited Securities be, in all respects, as nearly identical as legally and practically possible to those rights and obligations of the registered holders of Shares arising out of the Stock Corporation Act (Aktiengesetz). Notwithstanding any other provision of the Deposit Agreement, the Receipts, the Company’s Articles of Association and applicable law, each Holder and Beneficial Owner agrees to be bound by and subject to applicable provisions of the laws of Germany, the Company’s Articles of Association and the requirements of any markets or exchanges upon which the ADSs, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, Receipts or Shares may be transferred, including, but not limited to, with respect to the obligations of such Holder or Beneficial Owner, to the same extent as if such Holder or

Beneficial Owner was a registered holder of Shares. The Company agrees to make such rights arising out of the Stock Corporation Act (Aktiengesetz) available and to take such actions from time to time as may be necessary to permit the Holders or Beneficial Owners to exercise such rights arising out of the Stock Corporation Act (Aktiengesetz) as though they were registered holders of Shares to the fullest extent possible under applicable German law, U.S. law and the law of any other applicable jurisdiction, regulation, requirements of any market or stock exchange upon which the ADSs, Receipts or Shares are listed or traded and the Company’s Articles of Association, subject at all times to the provisions of Section 3.5. The undertaking by the Company in Section 3.6 of the Deposit Agreement is for the benefit of the Holders, the Beneficial Owners, the Company and the registered holders of Shares. Nothing in Section 3.6 of the Deposit Agreement is intended to limit the rights and obligations of the Holders or Beneficial Owners hereunder in their capacity as Holders or Beneficial Owners.

To the extent that a Holder or Beneficial Owner is notified by the Company that it is unable to exercise Ordinary Shareholder Rights, whether under Section 3.5 of the Deposit Agreement or otherwise, the Company will notify such Holder or Beneficial Owner in writing that, subject to satisfaction of the relevant provisions of the Deposit Agreement, any applicable law or regulation, and the rights of transfer or cancellation of any ADR, the withdrawal of Shares or other Deposited Securities represented by ADSs evidenced by such ADRs hereunder remains available to it as a Holder or Beneficial Owner, as the case may be.

In the event that (i) any Holder or Beneficial Owner takes any action as the holder or beneficial owner of an ADS evidenced by an ADR which action, if taken by a registered holder of Shares would be contrary to German law or the Company’s Articles of Association, and (ii) the Company so notifies the Holder or Beneficial Owner, and (iii) the Holder or Beneficial Owner has not ceased such activity, the Company shall request in writing that such Holder or Beneficial Owner, subject to satisfaction of the relevant provisions of the Deposit Agreement, any applicable law, regulation, requirements of any market or stock exchange upon which the ADSs, Receipts or Shares are listed or traded and the Company’s Articles of Association and the rights of transfer or cancellation of any ADR, effect a withdrawal of its Shares or other Deposited Securities represented by ADSs evidenced by such ADRs in accordance with Article 2 (Withdrawal of Deposited Securities) of this Receipt. If a Holder or Beneficial Owner does not or cannot effect a withdrawal in accordance with the preceding sentence and without prejudice to the foregoing, the Company shall have the right to take such actions against such Holder or Beneficial Owner as it shall deem necessary in order to equalize the rights and obligations of such Holder or Beneficial Owner with the rights and obligations that such Holder or Beneficial Owner would have under German law if it were a registered holder of Shares. The Depositary, if requested by the Company, shall provide assistance to the Company in connection with the Company’s equalization efforts under Section 3.6 of the Deposit Agreement, provided, however, that the Depositary, in its sole discretion, will determine whether it is capable of providing, and whether it is commercially practicable and legally able to provide, such assistance, and, provided, further, that, in connection with providing any such assistance, the Depositary shall not be required to participate in any legal proceeding or similar action regarding the Company’s equalization efforts under Section 3.6 of the Deposit Agreement or engage in any activity which it deems, in its sole discretion, contrary or detrimental to its role as Depositary under the Deposit Agreement.

(6) Liability of Holder for Taxes, Duties and Other Charges. If any present or future tax, duty or other governmental charge, including, without limitation, any tax, duty or governmental charge imposed under the laws of Germany, shall become payable by the Custodian or the Depositary with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax, duty or other governmental charge shall be payable by the Holder and Beneficial Owners to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any transfer of this Receipt or to issue any new Receipt or to permit any deposit or any withdrawal of such Deposited Securities represented by the American Depositary Shares evidenced by this Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder and/or Beneficial Owner any part or all of such Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply the amount so withheld or the proceeds of any such sale to pay any such tax or other governmental charge, and the Holder and Beneficial Owner of this Receipt shall remain liable for any deficiency. Each Holder and Beneficial Owner shall indemnify the Depositary, the Company, the Custodian and each of their respective directors, employees, agents, officers and Affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax, penalties or interest arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

Holders understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places). Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

(7) Representations and Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor, if any, are duly and validly authorized, issued and outstanding, fully paid, and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance or cancellation of Receipts, transfers of such ADSs and adjustments in the Depositary’s records in respect thereof. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

Each person depositing Shares, taking delivery of or transferring Receipts or any beneficial interest therein, or surrendering Receipts or any beneficial interest therein and withdrawing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares or Receipts are not Restricted Securities and that any such deposit, transfer or surrender and withdrawal is not restricted under the Securities Act and is in accordance with the applicable restrictions and conditions on transferability set forth in the Deposit Agreement, in each case in accordance with any applicable securities laws of any State of the United States. Such representations and warranties shall survive any such deposit, transfer or surrender and withdrawal of the Shares or the Receipts or beneficial interest therein.

(8) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder or any Beneficial Owner may be required from time to time (a) to file with the Depositary or the Custodian such proof of citizenship, residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs, Receipts and Deposited Securities, compliance with all applicable laws and regulations, and all provisions of or governing the Deposited Securities, and the terms of the Deposit Agreement; (b) to provide information to the Depositary or Custodian relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares) of the Shares presented for deposit or other information; and (c) to execute such certificates and make such representations and warranties as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement. Subject to Article (21) hereof and the terms of the Deposit Agreement, the Depositary and the Registrar, as applicable, may withhold the delivery or registration of transfer of all or any part of any Receipt or the distribution or sale of any dividend or other distribution or of the net proceeds of the sale thereof or the delivery of any Deposited Securities, or may refuse to adjust its records, until the foregoing is accomplished to the Depositary’s and the Company’s satisfaction, subject to Section 7.10 of the Deposit Agreement.

(9) Charges of Depositary. The Depositary shall charge any party to whom Receipts are issued, or who surrenders Receipts, a fee of up to U.S.$5.00 per 100 American Depositary Shares (or portion thereof) issued or surrendered pursuant to the Deposit Agreement. In addition, Holders will pay taxes and other governmental charges, registration fees, and cable, telex and facsimile transmission and delivery expenses, and customary and other expenses incurred by the Depositary in connection with its obligations and duties under the Deposit Agreement, including, without limitation, conversion of foreign currency pursuant to Section 4.7 of the Deposit Agreement, compliance with foreign exchange regulations and distributions under Sections 4.1 through 4.5 of the Deposit Agreement; provided, however, that no such fees shall be charged to the extent such fee is prohibited by the stock exchange, if any, upon which the ADSs are listed. The Company agrees to pay expenses, fees or charges of the Depositary and the Registrar and any agent of the Depositary appointed under the Deposit Agreement, if any, but only to the extent provided in and in accordance with written agreements between the Company and the Depositary from time to time. The provision in respect of these charges may be changed in the manner indicated in Article (19) of this Receipt.

(10) Title to Receipts. Subject to the limitations set forth herein or in the Deposit Agreement, it is a condition of this Receipt, and every successive Holder thereof by accepting or holding the same consents and agrees, that when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), title to this Receipt (and to the American Depositary Shares evidenced hereby) is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the registered Holder of this Receipt as the absolute owner hereof for any purpose, including, but not limited to, the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Beneficial Owner of a Receipt unless such Beneficial Owner is the registered Holder hereof.

(11) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual signature of a duly authorized officer of the Depositary, or if a Registrar shall have been appointed such signature may be facsimile so long as this Receipt is counter-signed by the manual signature of a duly authorized officer of the Registrar and dated by such officer.

(12) Available Information; Reports; Inspection of Transfer Books. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549.

The Depositary shall make available during normal business hours on any Business Day for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

The Depositary or the Registrar, as applicable, shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Depositary’s or the Registrar’s knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or this Receipt.

The Depositary or the Registrar, as applicable, may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Article (21) hereof.

Dated:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary

By:
Vice President

The address of the Principal Office of the Depositary is 60 Wall Street, New York, New York 10005, U.S.A.

EXHIBIT B

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(13) Distributions Upon Deposited Securities. Whenever the Depositary or the Custodian shall receive any cash dividend or cash distribution in respect of any Deposited Securities, the Depositary shall, if at the time of receipt thereof any amounts received in a Foreign Currency can, in the judgment of the Depositary, pursuant to Section 4.7 of the Deposit Agreement, be converted on a practicable basis into Dollars transferable to the United States and subject to the Deposit Agreement, promptly convert or cause such dividend or distribution to be converted into Dollars and shall promptly distribute such amount to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary (and without liability for interest); provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold, subject to Section 4.14 of the Deposit Agreement, from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to the Holder shall be reduced accordingly. Cash distributions and cash proceeds from sales of non-cash distributions in Foreign Currency will be converted by sale or such other manner as the Depositary may determine into Dollars (net of the Depositary’s charges and expenses in effecting such conversion) before distribution to Holders. If, in the judgment of the Depositary, amounts received in Foreign Currency may not be converted on a reasonable basis into Dollars distributable to the registered Holders entitled thereto, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency (without liability for interest) for the respective accounts of, the registered Holders entitled to receive the same. If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some Holder entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the registered Holders for whom such conversion and distribution is practicable and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance (without liability for interest) for the account of, the Holders for whom such conversion and distribution is not practicable. Holders and Beneficial Owners understand that, in converting Foreign Currency, amounts received on conversion are calculated at a rate which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates). Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall deposit or cause such Shares to be deposited with the Custodian or the Foreign Registrar and registered in the name of the Custodian or its nominee or the Depositary or its nominee and the Depositary shall distribute to the Holders of outstanding Receipts entitled thereto as of the ADS Record Date, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution after deduction or upon payment of the fees and expenses of the Depositary and applicable taxes; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method, if any, as the Depositary may deem necessary and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the registered Holders entitled thereto as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement. In lieu of issuing Receipts for fractional American Depositary Shares in any such case or to the extent distribution is withheld, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement. If additional Receipts are not so distributed (except pursuant to the preceding sentence), or such change in the records of the Depositary is not made, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities (net of the fees and expenses of the Depositary and applicable taxes).

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary may, after consultation with the Company, and, if requested in writing by the Company at least 30 days prior to the proposed distribution, the Company having made the determination that making the rights available to Holders is lawful, shall, take action, subject to the terms of the Deposit Agreement, as follows:

(a) if at the time of the offering of any rights, (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary determines in its reasonable discretion, after obtaining opinions of U.S. and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, to the Company reasonably satisfactory to the Depositary to be furnished at the Company’s expense, that it is lawful and feasible to make such rights available to all Holders, or certain Holders but not to others, by means of warrants or otherwise and (iii) the Depositary has received satisfactory documentation pursuant to the terms of Section 5.7 of the Deposit Agreement, the Depositary may, upon payment of (a) fees and charges of, and expenses incurred by, the Depositary and (b) any taxes and governmental charges, distribute warrants or other instruments therefor in such form as it may determine, to the registered Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining opinion(s) of United States and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, reasonably satisfactory to the Company in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(b) if at the time of the offering of any rights, the Depositary determines in its discretion, after obtaining opinion(s) of United States and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, reasonably satisfactory to the Company, that it is not lawful or not feasible to make such rights available to all Holders or certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary, in its discretion, may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the registered Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.1 of the Deposit Agreement.

If (i) the Depositary does not receive such written request from the Company, (ii) the Company does not timely request the Depositary to make rights available to Holders or requests that rights should not be made available to Holders, (iii) the Depositary fails to receive satisfactory documentation pursuant to the terms of Section 5.7 of the Deposit Agreement, the Depositary shall, after consultation with the Company, and after obtaining opinions of U.S. and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, to the Company reasonably satisfactory to the Depositary to be furnished at the Company’s expense, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in Dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.1 of the Deposit Agreement, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than ADSs).

Notwithstanding anything to the contrary herein, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act or other applicable law covering such offering is in effect, or (ii) unless the Company furnishes the Depositary with an opinion of U.S. counsel to the Company and counsel to the Company in any other applicable country in which rights would be distributed, reasonably satisfactory to the Depositary to be furnished at the Company’s expense, or other evidence reasonably satisfactory to the Depositary, to the effect that the offering and sale of such securities to the Holders and Beneficial Owners of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, and upon receipt of opinions of U.S. and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, to the Company reasonably satisfactory to the Depositary to be furnished at the Company’s expense, that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the registered Holders entitled thereto, as of the ADS Record Date, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of (i) fees, charges of and expenses incurred by, the Depositary and (ii) any taxes and governmental charges withheld; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, the Depositary may obtain opinions of U.S. and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, reasonably satisfactory to the Depositary to be furnished at the Company’s expense, as to an equitable and practicable method of effecting such distribution and may rely on such opinion(s), which method shall include but not be limited to the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of (i) fees, charges of and expenses incurred by, the Depositary and (ii) any taxes and governmental charges withheld) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

Pursuant to Articles (4) and (5) hereof, in the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary shall withhold the amount required to be withheld and may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

If the Company shall determine that any distribution previously made by the Company to the Depositary, whether initially to the Depositary in its capacity as a shareholder of the Company or with respect to any onward distribution to Holders or Beneficial Owners by the Depositary under the terms of the Deposit Agreement, was not lawfully made or is required under applicable law to be returned to the Company (an “Unlawful Distribution”), the Company shall so notify the Depositary in writing. If the Unlawful Distribution is still held by the Depositary or the Custodian, then the Depositary or the Custodian shall promptly return such Unlawful Distribution to the Company, net of any bank transfer or other charges incurred by the Depositary or the Custodian at the time of receipt of such written request (including any costs of currency conversion and without liability for any deficiency in the amount of the Unlawful Distribution being returned by reason of any such costs incurred or any costs of re-converting such amount held by the Depositary or the Custodian into Euros to effect the return of such Unlawful Distribution to the Company, as the case may be). If an Unlawful Distribution has already been forwarded to the Holders or Beneficial Owners pursuant to Section 4.1, 4.2, 4.3, 4.4 or 4.5 of the Deposit Agreement or otherwise, then the Depositary shall use reasonable commercial efforts to (i) identify and notify the affected Holders or Beneficial Owners and (ii) provide a list of such Holders and Beneficial Owners, to the extent available, to the Company. All Holders and Beneficial Owners agree to promptly return to the Depositary, who will return to the Company, the full amount of any Unlawful Distribution received by such Holder or Beneficial Owner (net of any bank transfer or other charges reasonably incurred in connection with the Unlawful Distribution and return of such funds including any costs of currency conversion) and, in the event of an Unlawful Distribution in cash required to be returned to the Depositary for return to the Company, in the currency in which such Unlawful Distribution was received and to cooperate with the Depositary and the Company with respect to the return of such

Unlawful Distribution. If any Holder or Beneficial Owner shall refuse or fail to fulfill its obligation to return any Unlawful Distribution to the Depositary in accordance with Section 4.6 of the Deposit Agreement, then the Company shall have the right to take such actions as shall be necessary to recover such Unlawful Distribution from such Holder or Beneficial Owner. The Depositary, if requested by the Company, shall provide assistance to the Company in connection with the Company’s efforts to recover such Unlawful Distribution from such Holder or Beneficial Owner, provided, however, that the Depositary, in its sole discretion, will determine whether it is capable of providing, and whether it is commercially practicable and legally able to provide, such assistance, and, provided, further, that, in connection with providing any such assistance, the Depositary shall not be required to participate in any legal proceeding or similar action regarding such Unlawful Distribution or engage in any activity which it deems, in its sole discretion, contrary or detrimental to its role as Depositary under the Deposit Agreement.

References in this Article to “Holders” are to Holders as of the ADS Record Date fixed pursuant to Section 4.8 of the Deposit Agreement.

(14) Fixing of Record Date. Whenever the Depositary shall receive notice of a record date by the Company (provided to the Depositary at least 10 days in advance, in accordance with New York Stock Exchange requirements) for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or distribution in Shares or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each ADS or whenever the Depositary shall receive notice of any meeting of holders of Shares, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date (the “ADS Record Date”) which date shall be the same date, to the extent practicable, as, or, if not practicable, as near as reasonably practicable to, the record date for the Deposited Securities (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) entitled to give instructions for the exercise of voting rights, if any, at any such meeting, (b) for fixing the date on or after which each ADS will represent the changed number of Shares or (c) for any other matter. Subject to the applicable provisions of the Deposit Agreement, the Holders of record at the close of business in New York on such ADS Record Date on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to give voting instructions for the Deposited Securities at any such meeting or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders hereunder with respect to such changed number of Shares, represented by each ADS, in proportion to the number of ADSs held by them respectively, or with respect to such other matter.

(15) Attendance at Shareholders Meetings; Voting of Deposited Securities. As promptly as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall, subject to applicable law and the Company’s Articles of Association, mail to Holders a notice (a) containing such information as is contained in such notice and any solicitation materials, (b) stating that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the whole number of Deposited Securities underlying such Holder’s ADRs, and (c) specifying how and when such instructions may be given, including an express indication that, if no specific voting instruction is received prior to the record date set by the Depositary therefor, then the Holders shall in each case be deemed to have instructed the Depositary to give a proxy to the Custodian, which will act as a proxy bank in accordance with Sections 128 and 135 of the German Stock Corporation Act (Aktiengesetz) (the “Proxy Bank”), to vote in accordance with its recommendation with regard to voting of the Shares pursuant to Section 128(2) of the German Stock Corporation Act (Aktiengesetz) as to any matter concerning which the notice from the Company indicates that a vote is to be taken by holders of Shares. Each Holder who desires to exercise or to give instructions for the exercise of voting rights shall execute and return to the Depositary on or before the date established by the Depositary for such purpose, a document provided by the Depositary that instructs the Depositary as to how the number of Shares or other Deposited Securities represented by such Holder’s ADRs are to be voted. Upon receipt of instructions of a Holder on such date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the Company’s Articles of Association and the provisions of or governing Deposited Securities, to vote or cause to be voted the Deposited Securities underlying such Holder’s ADRs in accordance with such instructions. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Deposited Securities, other than in accordance with instructions received from the Holders (or deemed to have been received as set forth in the next paragraph), as of such record date.

Upon the request of a Holder who has not previously given instructions as to the exercise of voting rights pertaining to the Deposited Securities underlying such Holder’s ADRs, and subject to compliance with any reasonable regulations the Depositary may establish (which may include the deposit or blocking of transfers of such Holder’s ADRs), the Depositary will endeavor to provide such Holder (or a person designated by such Holder) with the documentation necessary to attend a shareholders’ meeting. The Depositary will endeavor to ensure that on any date on which it votes or causes to be voted Shares or other Deposited Securities pursuant to this Article (13), it will have on deposit under the Deposit Agreement the number of Shares or other Deposited Securities with respect to which it has received voting instructions from Holders. In the event that, on any such date, the number of Shares or other Deposited Securities, as the case may be, on deposit under the Deposit Agreement is lower than the number of Shares or other Deposited Securities with respect to which the Depositary has received voting instructions, the Depositary shall vote such Shares or other Deposited Securities in accordance with such instructions adjusting the number of securities voted on a pro-rated basis.

Notwithstanding the above, except in accordance with Section 5.3 of the Deposit Agreement, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which such vote is cast or the effect of any such vote.

(16) Changes Affecting Deposited Securities. Upon any change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is otherwise a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional securities. Alternatively, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of opinions of U.S. and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, to the Company reasonably satisfactory to the Depositary to be furnished at the Company’s expense that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts or make appropriate adjustments in its records, as in the case of a distribution of Shares pursuant to Section 4.2 of the Deposit Agreement, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

Notwithstanding the foregoing, in the event that any security or property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of opinions of U.S. and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, to the Company reasonably satisfactory to the Depositary to be furnished at the Company’s expense that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

(17) Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary, the Custodian nor the Company nor any of their respective controlling persons, directors, employees, agents or Affiliates will be liable to any Holder or other persons if by reason of any provision of any present or future law or regulation of the United States, Germany or any other country, or of any other governmental or regulatory authority or stock exchange or by reason of any provision, present or future, of the Company’s Articles of Association, or by reason of any provision of any securities issued or distributed by the Company, including Deposited Securities, or any offering or distribution thereof, or by reason of any act of God, terrorism or war or other circumstance beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), the Depositary or the Company or any of their respective controlling persons, directors, employees, agents, or Affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor will the Depositary or the Company or any of their respective controlling persons, directors, employees, agents or Affiliates incur any liability to any Holder by reason of any nonperformance or delay, caused as stated in the preceding clause, in the performance of any act or thing which by the terms of this Deposit Agreement or provisions of or governing Deposited Securities it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under this Deposit Agreement, the Company’s Articles of Association or provisions of or governing Deposited Securities, or for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, or for the inability by a Holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of American Depositary Shares, or for any special, consequential, indirect or punitive damages for any breach of the terms of this Deposit Agreement or otherwise. Where, by the terms of a distribution pursuant to Section 4.1, 4.2, 4.3, or 4.4 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.5, 4.10 or 5.9 of the Deposit Agreement or in the Company’s Articles of Association, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any such rights, if applicable, to lapse.

Each of the Company, its agents, the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without gross negligence and in good faith. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company or their respective agents. Without limitation of the preceding, none of the Depositary, its Affiliates nor its agents or the Company, its Affiliates or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless an indemnity satisfactory to it in its sole discretion against all expense (including fees and disbursements of counsel) and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary. Neither the Depositary or its Affiliates or agents, nor the Company or its Affiliates or agents, shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting

Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information. Each of the Depositary, its Affiliates and its agents and the Company, its Affiliates and its agents, may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company. The Depositary and its agents shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence and in good faith while it acted as Depositary.

(18) Resignation and Removal of the Depositary; the Custodian. The Depositary may at any time resign as Depositary by sixty (60) days’ written notice of its election so to do to the Company, such resignation to take effect upon the earlier of (i) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement and (ii) the expiration of sixty (60) days after delivery to the Company of such notice. The Depositary may at any time be removed by the Company by sixty (60) days’ written notice of such removal which shall become effective upon the latter of (i) the sixtieth (60th) day after delivery thereof to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may discharge any Custodian, at any time upon notice to the Custodian being discharged and appoint a substitute or additional Custodian, and the term “Custodian” refers to each Custodian or all Custodians as the context requires.

(19) Amendment/Supplement. Subject to the terms and conditions herein and applicable law, the Receipts outstanding at any time, the provisions of the Deposit Agreement and this Receipt may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or the Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such American Depositary Share or Shares, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended and supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

(20) Termination of Deposit Agreement. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination, provided that, the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of the Deposit Agreement and in accordance with any other agreements as otherwise agreed in writing between the Company and the Depositary from time to time, prior to the date on which such termination shall take effect. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights or other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.5 of the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and American Depositary Shares, except to account for such net proceeds and other cash and for its obligations to the Company under Section 5.8 of the Deposit Agreement (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of the Deposit Agreement.

(21) Compliance with U.S. Securities Laws; Regulatory Compliance. Notwithstanding anything in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or this Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner that would violate the U.S. securities laws, including, but not limited to, Instruction I.A(1) of the General Instructions to Form F-6, as amended from time to time, under the Securities Act.

(22) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Article (22), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts, provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares (each such transaction a “Pre-Release Transaction”) as provided below and (ii) deliver Shares upon the receipt and cancellation of ADSs that were issued in a Pre-Release Transaction, but for which shares may not yet have been received. The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (1) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such

Pre-Release Transaction, (2) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized (marked to market daily) with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to fifteen percent (15%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above) and shall limit each such Pre-Release Transaction to a period of twenty (20) business days, provided, however, that the Depositary shall have the right to disregard such limit in percentage and duration from time to time as it deems reasonably appropriate, provided, further, that the Depositary shall, in each case when it exceeds such limits or has actual knowledge it will exceed such limits, promptly notify the Company to that effect. If the Company shall at any time have notified the Depositary, either with respect to any one or more specified persons or in general, that the Depositary’s discretion to exceed the foregoing limits is suspended, the Depositary shall, as promptly as practicable and in accordance with applicable industry practice and procedures for the termination of Pre-Release Transactions, cause any Pre-Release Transactions which have resulted in the Depositary having exceeded such limits to be terminated and shall suspend its disregard of such limits in accordance with the Company’s notice, provided, however, that the Depositary may exceed any such limits regardless of any such notice having been received and the Depositary’s having suspended its disregard for such limits by reason of events beyond the Depositary’s control due to (i) a decrease in the aggregate number of ADSs outstanding that causes existing Pre-Release Transactions to exceed the limits stated above or (ii) temporary market liquidity issues resulting in an Applicant to a Pre-Release Transaction requiring a reasonable amount of time to acquire Shares to close out such Pre-Release Transaction.

Save for the above, any such suspension of the foregoing limits notified in writing to the Depositary shall remain in effect until expressly rescinded by the Company. The Depositary may, and upon the written request of the Company shall, also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case-by-case basis as the Depositary (or the Company, as the case may be) deems appropriate.

(23) Ownership Restrictions. Holders and Beneficial Owners shall comply with any limitations on ownership of Shares under the Company’s Articles of Association or applicable law of the Federal Republic of Germany as if they held the number of Shares their American Depositary Shares represent. The Company shall inform the Holders, Beneficial Owners and the Depositary of any such ownership restrictions in place from time to time.

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto                                                                   whose taxpayer identification number is                                                       and whose address including postal zip code is                                                      , the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing                                                       attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated:	Name:
By:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

SIGNATURE GUARANTEED

B-14